Exhibit 99.7

HEARING DATE: April 2, 2004 at 10:00 a.m.

OBJECTION DEADLINE: March 29, 2004 at 4:00 p.m.

Duane Morris LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

(973) 424-2000

-and-

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

)
In re:	)	CHAPTER 11
)
MED DIVERSIFIED, INC.,	)	Case Nos.:	02-88564
CHARTWELL DIVERSIFIED SERVICES, INC.,	)		02-88565
CHARTWELL CARE GIVERS, INC., and	)		02-88568
CHARTWELL COMMUNITY SERVICES, INC.,	)		02-88570
)
Debtors.	)	(Jointly Administered)
)
)

FIRST AMENDED DISCLOSURE STATEMENT RELATING TO JOINT PLAN OF
REORGANIZATION OF DEBTORS CHARTWELL DIVERSIFIED SERVICES, INC.,
CHARTWELL CARE GIVERS, INC., AND
CHARTWELL COMMUNITY SERVICES, INC. DATED MARCH 26, 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT.  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

TABLE OF CONTENTS

BRIEF SUMMARY OF THE PLAN

I.	BRIEF HISTORY OF THE DEBTORS AND THEIR CHAPTER 11 CASES

	A.	General

		1.	Chartwell Diversified Services, Inc.

		2.	Chartwell Community Services, Inc.

		3.	Chartwell Care Givers, Inc.

	B.	Events Preceding the Debtors’ Chapter 11 Filings

		1.	Historical Overview

		2.	The Bank’s Secured Claims Against the Debtors

		3.	Historical Financial Performance

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	The Appointment of the Committees

		3.	The Debtors’ Use of Cash Collateral

		4.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

		5.	CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

		6.	Progress towards Reorganization

		7.	Financial Performance During the Chapter 11 Cases

		8.	Significant Litigation Matters

(a) National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

i

(b) CCG Committee Objection to the Bank’s Claims

(c) The Settlement By and Among the Bank, NCFE and the CCG Committee

		9.	Appointment of the Facilitator

		10.	The Sale Process

		11.	The Competing Plan Process

II.	ASSETS AND LIABILITIES OF THE DEBTORS’ ESTATES

III.	SUMMARY OF THE PLAN OF REORGANIZATION

	A.	Classification and Treatment of Claims and Interests

	B.	Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

		1.	Administrative Expense Claims

		2.	Bar Date for Administrative Claims

		3.	Allowed Tax Claims

	C.	Classes of Claims and Equity Interests

		1.	Class A-1.1 Claims of the Bank

		2.	Class A-1.2 Claims of the NCFE Released Parties

		3.	Class A-1.3 Claims of AIG

		4.	Class A-1.4 Claims of Sun Capital

		5.	Class A-1.5 Claims of Other Secured Creditors

		6.	Class A-2 Priority Claims

		7.	Class A-3 Unsecured Personal Injury Claims

		8.	Class A-4 Other Unsecured Claims

		9.	Class A-5 Unsecured Convenience Class Claims

		10.	Class A-6 Subordinated Claims

		11.	Class A-7 Inter-Debtor Claims

12.	Class A-8 Interests

13.	Class B-1.1 Claims of the Bank

14.	Class B-1.2 Claims of the NCFE Released Parties

15.	Class B-1.3 Claims of CMS

16.	Class B-1.4 Claims of Sun Capital

17.	Class B-1.5 Claims of Other Secured Creditors

18.	Class B-2 Priority Claims

19.	Class B-3 Unsecured Personal Injury Claims

20.	Class B-4 Other Unsecured Claims

21.	Class B-5 Unsecured Convenience Class Claims

22.	Class B-6 Subordinated Claims

23.	Class B-7 Inter-Debtor Claims

24.	Class B-8 Interests

25.	Class C-1.1 Claims of the Bank

26.	Class C-1.2 Claims of the NCFE Released Parties

27.	Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

28.	Class C-1.4 Claims of Weingarten Realty Investors

29.	Class C-1.5 Claims of Low/Fifty Construction

30.	Class C-1.6 Claims of Sun Capital

31.	Class C-1.7 Claims of Other Secured Creditors

32.	Class C-2 Priority Claims

33.	Class C-3 Unsecured Personal Injury Claims

34.	Class C-4 Other Unsecured Claims

35.	Class C-5 Unsecured Convenience Class Claims

36.	Class C-6 Subordinated Claims

	37.	Class C-7 Inter-Debtor Claims

	38.	Class C-8 Interests

D.	Implementation of the Plan and Execution of its Terms

	1.	Implementation of the Plan

	2.	Transfer of Right to Net Recoveries

	3.	The Reorganized Debtors

	4.	Securities Laws

	5.	The Creditors’ Trusts

	6.	The Litigation Trust

	7.	Management of the Reorganized Debtor

	8.	The Disbursing Agent

	9.	Objections to Claims by the Reorganized Debtors

	10.	Reorganization Projections

	11.	Post-Confirmation Fees, Final Decree

	12.	Risk Factors Which May Affect Reorganization

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

(a) Voting Requirements under the Bankruptcy Code

(b) Procedure for Voting

(c) Mailing of Ballots

(d) Separate Votes by Each Impaired Class

(e) Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

	2.	Confirmation of Plan - Requirements

	3.	Nonconsensual Confirmation, Cramdown

(a) Absolute Priority Rule

(b) Best Interest of Creditors Test; Liquidation Analysis

	4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

	5.	Certain Tax Consequences of the Plan

(a) Federal Income Tax Consequences to Holders of Claims

F.	Executory Contracts and Unexpired Leases, Retiree Benefits; Post-Confirmation Fees and Final Decree

	1.	Executory Contracts and Unexpired Leases to be Assumed

	2.	Cure Amounts

	3.	Rejection of All Other Executory Contracts

	4.	Proofs of Claim With Respect to Rejection Damages

	5.	Compensation and Benefit Programs

	6.	Retiree Benefits

G.	Provisions Regarding Releases and Discharge

	1.	Discharge

	2.	Releases of Claims

	3.	Limitation of Liability

H.	Retention of Jurisdiction

	1.	Allowance of Claims

	2.	Executory Contract Proceedings

	3.	Plan Interpretation

	4.	Plan Implementation

	5.	Plan Modification

	6.	Adjudication of Controversies

	7.	Injunctive Relief

	8.	Correct Minor Defects

	9.	Post-Confirmation Orders Regarding Confirmation

v

	10.	Final Decree

I.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF CCG PLAN AND CDSI PLAN

J.	RECOMMENDATION

Exhibit A	-	Plan of Reorganization Under Chapter 11 of the Bankruptcy Code
Exhibit B	-	Organizational Chart
Exhibit C	-	CDSI Balance Sheet
Exhibit D	-	CCG Balance Sheet
Exhibit E	-	CCS Balance Sheet
Exhibit F	-	Pro Forma Cash Flow Projections

Pursuant to Section 1125 of the Bankruptcy Code, Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Care Givers, Inc. (“CCG”), and Chartwell Community Services, Inc. (“CCS”), hereinafter referred to, collectively, as the “Debtors”, provide this Disclosure Statement (the “Disclosure Statement”) to all of the Debtors’ known creditors.  The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors’ books and records, that would enable a hypothetical reasonable investor typical of holders of Claims or Equity Interests of the relevant Class to make an informed judgment about the “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (the “Plan”).  The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on March 26, 2004.

The Debtors recommend that you vote to accept the Plan.  Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement carefully, including all exhibits, in their entirety, and determine whether or not to accept or reject the Plan based upon that holder’s independent judgment and evaluation.  The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan.  Capitalized terms used herein have the same meaning as provided in the Plan.  Other terms not defined herein or in the Plan shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTORS’ RECORDS, THEIR BUSINESSES AND THEIR AFFAIRS AND INFORMATION PROVIDED BY THE DEBTORS’ EMPLOYEES.  EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.  THE SEC HAS NEITHER APPROVED NOR DISAPPROVED THIS DISCLOSURE STATEMENT OR THE ACCURACY OR THE ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

BRIEF SUMMARY OF THE PLAN(1)

The Plan contemplates that the Debtors will reorganize their businesses and continue to operate following confirmation of the Plan.  In addition, pursuant to the terms of the plan in the related Med bankruptcy case, the Bank will indirectly own or control 100% of the stock interests CDSI upon the effective date of the Med Plan through its ownership of CDSA, which will receive the stock of CDSI under the Med Plan.  The basic structure of the Plan in the Debtors’ cases is to grant direct or indirect ownership and control of CDSI, CCG, and CCS to the Bank in exchange for the cancellation of the Bank’s secured indebtedness (which exceeds the value of the assets in the Debtors’ estates which comprise the Bank ‘s collateral).

(1)           A more detailed description of the terms of the Plan is provided in Section IV below.

The holders of Allowed Unsecured Claims in each of the Debtors’ cases will receive distributions from Creditors Trusts, which will be funded with notes payable by the Reorganized Debtors, to be repaid over a 12- month period following confirmation of the Plan.  The notes will be secured by second-priority liens on all of the assets of the Reorganized Debtors (however, the notes will be subordinate to the Reorganized Debtors’ working capital lines of credit).  In the CCG Case, Unsecured Creditors will also receive the benefit of certain avoidance actions which will be transferred to the CCG Creditors’ Trust in addition to the CCG Note.

Specifically, the Notes shall be as follows:

The CCS Note shall be a promissory note in the amount of $350,000, to be issued by the Reorganized Debtors as of the Effective Date which is made payable to the CCS Creditors’ Trust solely for the benefit of Creditors in Class C-4 holding Allowed Unsecured Claims against CCS.  The CCS Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CCS Note shall become due one year following the Effective Date.

The CCG Note shall be a promissory note in the amount of $1.8 million to be issued by the Reorganized Debtors as of the Effective Date which is made payable to the CCG Creditors’ Trust solely for the benefit of Creditors in Class B-4 holding Allowed Unsecured Claims against CCG.  The CCG Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CCG Note shall become due one year following the Effective Date.  The principal amount of the CCG Note will be increased by the Additional Amount, in which case such Additional Amount shall become due and payable one year from the Effective Date (the Additional Amount shall not affect the calculation of quarterly payments otherwise due on the CCG Note).

The CDSI Note shall be a promissory note in the amount of $250,000, to be issued by the Reorganized Debtors as of the Effective Date which is made payable to the CDSI Creditors’ Trust solely for the benefit of Creditors in Class A-4 holding Allowed Unsecured Claims against CDSI.  The CDSI Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CDSI Note shall become due one year following the Effective Date.

The CCS Note, the CDSI Note, and the CCG Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.

The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the amounts distributable to the holders of such Claims and Interests under the Plan.  The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling.  Each holder of a Claim or Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Interests provided under the Plan.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Administrative Expense Claims (against all Debtors)	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	N/A	II.A

Priority Tax Claims (against all Debtors)

Amount of Allowed Tax Claim paid in equal monthly installments, amortized over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim, with interest from and after the Effective Date at the rate specified in 26 U.S.C. § 6621.

		N/A	II.C

Class A-1.1 (Secured Claims of the Bank against CDSI)

Class A-1.1 is impaired. If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med. Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

		Impaired	IV.A

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid. The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class A-1.2 (Secured Claims of the NCFE Released Parties against CDSI)

Class A-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank. As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med. Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

		Impaired	IV.B

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid. The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class A-1.3 (Secured Claims of AIG against CDSI)

Class A-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class A- 1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.C

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

Class A-1.4 (Claims of Sun Capital)

Class A-1.4 is unimpaired. To the extent that the Allowed Class A-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

		Unimpaired	IV.D

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class A-1.5 (Claims of Other Secured Creditors against CDSI)

Class A-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class A- 1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.E

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

Class A-2 (Priority Claims against CDSI)

Class A-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.F

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class A-3 (Unsecured Personal Injury Claims against CDSI)

Class A-3 is impaired. Holders of Claims in Class A-3 shall not receive any distribution under the Plan. However, the holders of Claims in Class A-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non- bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

		Impaired	IV.G

Class A-4 (Other Unsecured Claims Against CDSI)

Class A-4 is impaired. The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

		Impaired	IV.H

The payments to be made to the CDSI Creditors’ Trust by the Reorganized Debtors pursuant to the CDSI Note shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

Class A-5 (Unsecured Convenience Class Claims against CDSI)

Class A-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.I

Class A-6 (Subordinated Claims against CDSI)	Class A-6 is impaired. Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.J

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class A-7 (Inter-Debtor Claims against CDSI)	Class A-7 is impaired. Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.K

Class A-8 (Interests in CDSI)

Class A-8 is impaired. If the Med Plan is confirmed, providing that the Bank, or an Entity designated by the Bank, will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

		Impaired	IV.L

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-1.1 (Secured Claims of the Bank against CCG)

Class B-1.1 is impaired. On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1. Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights, provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors). Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors). Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes. Once the CCG Note, the CDSI Note, and the CCS Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust. To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

		Impaired	IV.M

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-1.2 (Secured Claims of the NCFE Released Parties against CCG)

Class B-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank. As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2. Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights (this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims), provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors). Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors). Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes. Once the CCG Note, the CDSI Note, and the CCS Note Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust. To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

		Impaired	IV.N

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-1.3 (Secured Claims of CMS against CCG)

Class B-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class B- 1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after t he Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.O

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

Class B-1.4 (Secured Claims of Sun Capital against CCG)

Class B-1.4 is unimpaired. To the extent that the Allowed Class B-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

		Unimpaired	IV.P

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-1.5 (Other Secured Claims against CCG)

Class B-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.Q

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

Class B-2 (Priority Claims against CCG)

Class B-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.R

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-3 (Unsecured Personal Injury Claims against CCG)

Class B-3 is impaired. Holders of Claims in Class B-3 shall not receive any distribution under the Plan. However, the holders of Claims in Class B-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

		Impaired	IV.S

Class B-4 (Other Unsecured Claims Against CCG)

Class B-4 is impaired. The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by t he CCG Creditors’ Trust.

		Impaired	IV.T

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the payments to be made to the CCG Creditors’ Trust by the Reorganized Debtors pursuant to the CCG Note, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4. The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class B-5 (Unsecured Convenience Class Claims against CCG)

Class B-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.U

Class B-6 (Subordinated Claims against CCG)	Class B-6 is impaired. Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.V

Class B-7 (Inter-Debtor Claims against CCG)	Class B-7 is impaired. Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.W

Class B-8 (Interests in CCG)

Class B-8 is impaired. The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests. Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

		Impaired	IV.X

Class C-1.1 (Secured Claims of the Bank against CCS)

Class C-1.1 is impaired. On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1. In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

		Impaired	IV.Y

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-1.2 (Secured Claims of the NCFE Released Parties against CCS)

Class C-1.2 is impaired. The Claims of the NCFE Released Parties have been assigned to the Bank. As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI. Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2. In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

		Impaired	IV.Z

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date. The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date. The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-1.3 (Secured Claims of Carrollton-Farmers Branch Independent School District against CCS)

Class C-1.3 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.AA

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-1.4 (Secured Claims of Weingarten Realty Investors against CCS)

Class C-1.4 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.BB

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-1.5 (Secured Claims of Low/Fifty Construction against CCS)

Class C-1.5 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.CC

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class C-1.6 (Secured Claims of Sun Capital against CCS)

Class C-1.6 is unimpaired. To the extent that the Allowed Class C-1.6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

		Unimpaired	IV.DD

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-1.7 (Other Secured Claims against CCS)

Class C-1.7 is unimpaired. Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.

		Unimpaired	IV.EE

Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

Class C-2 (Priority Claims against CCS)

Class C-2 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.FF

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-3 (Unsecured Personal Injury Claims against CCS)

Class C-3 is impaired. Holders of Claims in Class C-3 shall not receive any distribution under the Plan. However, the holders of Claims in Class C-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non- bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

		Impaired	IV.GG

Class C-4 (Other Unsecured Claims Against CCS)

Class C-4 is impaired. The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement. Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

		Impaired	IV.HH

The payments to be made to the CCS Creditors’ Trust by the Reorganized Debtors pursuant to the CCS Note shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2. Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

Class C-5 (Unsecured Convenience Class Claims against CCS)

Class C-5 is unimpaired. Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

		Unimpaired	IV.II

Class (name of applicable Debtor mentioned in parentheses)	Treatment	Impairment	Plan Section

Class C-6 (Subordinated Claims against CCS)	Class C-6 is impaired. Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.JJ

Class C-7 (Inter-Debtor Claims against CCS)	Class C-7 is impaired. Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.	Impaired	IV.JJ

Class C-8 (Interests in CCS)

Class C-8 is impaired. The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests. Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

		Impaired	IV.KK

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS TO PROVIDE HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTORS’ BUSINESSES, THEIR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtors believe that the Plan provides for fair and equitable treatment of the Debtors’ creditors.  The Debtors therefore recommend that the holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURES AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN, AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW.  A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, ON APRIL 30, 2004 AT 10:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437.  AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN

WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.

I.              BRIEF HISTORY OF THE DEBTORS AND THEIR CHAPTER 11 CASES

A.            General

Med is the direct or indirect parent of each of the other Debtors, as well as the other debtors, Trestle Corp. (“Trestle”) and Resource Pharmacy, Inc. (“Resource Pharmacy”), in these jointly-administered cases.  Attached hereto as Exhibit B(1) is a chart reflecting the organizational structure of the Debtors and their non-debtor affiliates.  Simultaneously with the filing of this Disclosure Statement and Plan, separate liquidating plans are being filed on behalf of Med, Trestle, and Resource Pharmacy, which plans provide for the distribution to their creditors of the proceeds of the sale of all or substantially all of their assets and the liquidation and distribution of any remaining assets.  The Debtors also are affiliates of Tender Loving Care Health Care Services and nineteen of its subsidiaries (“TLC”), which also are debtors and debtors in possession in jointly administered proceedings before this Court under the caption “In re: Tender Loving Care Health Care Services, Inc., et al., Case No. 8-02-88020.”

The Debtors provide home healthcare, skilled nursing, and pharmacy management to patients throughout the United States.  Together with TLC, the Debtors currently provide these home healthcare and related services to more than 175,000 patients in 37 states.  In providing such services, the Debtors and TLC employ approximately 7,657 employees.

The Debtors operate under the umbrella of Med, their direct or indirect parent.  The Debtors’ financial information has historically been prepared on a consolidated basis due to certain GAAP presumptions that consolidated statements (or the presentation of the results of operations and financial position of a “parent company” and its subsidiaries as if the group were a single enterprise with multiple divisions) are more meaningful than separate statements and that they are usually necessary for a fair presentation when one of the enterprises in the group directly or indirectly has a controlling financial interest in the other enterprises.

The following is a brief summary of the businesses and operations of the various Debtors:

1.             Chartwell Diversified Services, Inc.

CDSI is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts.  CDSI is a division of Med, specializing in home health care services.  CDSI provides home infusion services, clinical respiratory services, home health and specialty pharmacy services, as well as home medical equipment.  Through two of its subsidiaries, Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG”), CDS I employs over 7,000 full time and part time trained medical professionals and operates in 15 states.  In addition, CDSI is

(1)                                  The Debtors will file Exhibit B no later than five days prior to the hearing on the Disclosure Statement.

involved in joint venture programs with leading academic health systems, including the University of Pittsburgh Medical Center and the University of California, Davis Medical Center, for the provision of alternate site care.

2.             Chartwell Community Services, Inc.

Chartwell Community Services, Inc. (“CCS”) is a corporation organized under the laws of the state of Texas, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCS provides attendant care services through ten field offices in the state of Texas.  CCS has four service programs:  Primary Home Care (“PHC”), Family Care Services (“FCS”), Community Based Alternatives (“CBA”), and, and Private Pay home care (“PP”).

PHC provides home care services to individuals who qualify for Medicaid.  For example, a social worker with the Texas Department of Human Services (“TDHS”) determines an individual’s eligibility.  CCS bills TDHS for services rendered according to existing contractual agreements.

FCS represents a major area of services provided by CCS.  Title XX of the Social Security Act provides FCS services to aged and disabled adults who are limited in their ability to perform daily activities.  Like PHC, FCS’ services are provided based upon an exclusive contract with TDHS.

The CBA program is the end result of the revised nursing facility waiver program.  Title XX of the Social Security Act provides CBA services to aged and disabled adults as a home based, cost-efficient alternative to institutional care in a traditional nursing facility.

The PP business line, launched in 1999, was developed to meet the needs of consumers who were not covered by Medicaid, Medicare or private insurance and were able to pay for home care services and professional nursing services.

3.             Chartwell Care Givers, Inc.

Chartwell Care Givers, Inc. (“CCG”) is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCG provides infusion therapy, high tech nursing services, respiratory therapy and durable medical equipment for home care patients out of the states of New Jersey, Ohio and Illinois.  CCG offers its patients all the benefits of top quality infusion and respiratory solution to patient care management.  CCG has contracts with local and national managed care organizations and other third party providers.

B.            Events Preceding the Debtors ’ Chapter 11 Filings

1.             Historical Overview

Until October, 2002, the Debtors had been long dependent on financing provided by and through National Century Financial Enterprises, Inc., its affiliates NPF VI, Inc. and NPF XII, Inc. and their servicing company National Premier Financial Services, Inc. (collectively, “NCFE”).  NCFE was one of the nation’s largest financiers of health care receivables.  NCFE typically “purchased” selected physician and other healthcare receivables and subsequently pooled and sold them as asset based securities to institutional investors.  NCFE financed the sellers of the receivables with regular periodic payments.

Pursuant to the terms of certain Sales and Subservicing Agreements by and between NCFE and CCS, and CCG, NCFE purchased certain of the accounts receivables generated by those Debtors.  Certain sweep and lockbox accounts were established, to which those Debtors’ payors would remit funds.  NCFE would withdraw from those accounts their fees and debt servicing payments and, on a weekly basis, would typically wire the balance of those accounts receivable to the Debtors.

Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Debtors, pursuant to which NCFE promised to continue funding the Debtors.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the Sales and Subservicing Agreements and failed to fund the Debtors with sums necessary to finance their ongoing operations.  On October 31, 2002, the Debtors received letters from NCFE advising that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable.  As a result, the Debtors and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and the Debtors and the Providers, on the other, who financed their receivables through NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Debtors’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Debtors, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE filed its own chapter 11 case in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Debtors’ efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Debtors’ accounts receivables, including a substantial amount of “Non Purchased Receivables”, including virtually all of the Debtors’ accounts receivables generated on or after October 21, 2002.

On April 21, 2003, NCFE filed proofs of claim totaling approximately $219,346,856 in the Debtors’ bankruptcy cases.

2.                                      The Bank’s Secured Claims Against the Debtors

In late 2001, the Bank loaned Med $70,000,000, evidenced by certain subordinated debentures reflecting an aggregate principal owing to the Bank in that amount, dated as of December 28, 2001, issued by Med to the Bank (the “Original Debentures”).  The due date for the Original Debentures was June 28, 2002.

Med was unable to repay the Original Debentures when they became due on June 28, 2002.  In June 2002, Med commenced a lawsuit against the Bank and certain other parties, and the Bank filed its own action against Med, NCFE and certain of their respective executives, among others.

In August 2002, Med, NCFE and the Bank agreed to settle the claims among themselves by entering into certain agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med entered into five amended debentures (the “Amended Debentures”) in the aggregate principal amount of $57,500,000, which, among other things, extended the maturity date of the Original Debentures for two years, to June 28, 2004.  TEGCO Investments, LLC also agreed to purchase from the Bank one of the Original Debentures for a purchase price of $12,500,000.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including the Debtors, Resource Pharmacy, and Trestle (collectively, the “Med Subs”).

As part of the same transaction, certain of Med’s subsidiaries, including the Med Subs, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which the Med Subs and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.

On April 21, 2003, the Bank filed a proof of claim in the amount of $150,000,000 in each of the Debtors’ chapter 11 cases.

On June 9, 2003, Chartwell Home Therapies, L.P. (“CHT”) and Chartwell Management Company, Inc. (“CMC”) entered into a Proceeds Distribution Agreement with the Bank.  Under the terms of this agreement, CHT has agreed to split proceeds with the Bank from cash distributions from joint ventures owned by CHT.  CHT and CMC have also granted to the Bank a security interest in all such proceeds and on substantially all of the assets of CHT and CMC.  the Bank has agreed to remove permanently certain liens it placed on joint ventures partially owned by CHT.  The obligations to split proceeds from distributions terminate at the time when a reorganization plan is confirmed in the Bankruptcy Cases.

3.                                      Historical Financial Performance

The results of historical operations by the Debtors presented below reflect each Debtor’s separate company net revenue and expenses for the following periods:

a.               Pre Med Merger – the eleven month period from September 1, 2000 (commencement of business operations) through August 3, 2001 (merger with Med Diversified f/k/a e-Medsoft.com)

b.              Post Med Merger and Prior to the Petition Date – the sixteen month period August 6, 2001 through November 27, 2002.

Chartwell Diversified Services, Inc.

Pre Med Merger - CDSI recorded a net loss of $10,399,476 during the Pre Merger period.  CDSI was primarily a holding company during this period, but also engaged in the management of an infusion branch located in New York, deriving management fee revenues of $1,564,601.  CDSI’s operating expenses totaled $11,368,976 during the pre Merger period and include Payroll, incentive compensation and related expenses of $5,647,271; Health and Business Insurance related costs of $1,940,482; Legal, Consulting and Professional Fees of $1,998,459 and Travel and Office costs totaling $1,782,764. Non-operating income and expenses recorded by CDSI included Interest expense of $463,391; Depreciation and Amortization totaling $72,470 and miscellaneous non-operating expenses totaling $59,420.

Post Merger and Prior to the Petition Date – Pre Med Merger — CDSI recorded a net loss of $55,159,161 during the sixteen month period after the Med merger prior to the Petition Date.  CDSI continued under its management contract to operate a New York based infusion branch, and derived management fee revenues of $803,937.  CDSI’s operating expenses included certain Med related charges and totaled $43,555,465 during the post Merger prepetition period.  Included in these expenses were Payroll, non-cash compensation related to stock options and related expenses of $13,038,015; Health and Business Insurance related costs of $1,553,268; Legal settlements, Legal, Consulting and Professional Fees of $20,535,406 and Travel, Restructuring and Office costs totaling $8,428,376.

Non-operating income and expenses recorded by CDSI included Interest expense of $7,974,455; Depreciation and Amortization totaling $3,936,669 and miscellaneous non-operating expenses totaling $497,439.

Chartwell Community Services, Inc.

Pre Med Merger - CCS recorded net income of $1,971,966 during the Pre Merger period.  Net revenues during the Pre Merger period totaled $50,861,532.  Costs of Services or direct costs related to net revenues during that period totaled $39,958,886 and were primarily comprised of Payroll and clinical supplies.  Gross profit for CCS is $10,902,646 during the Pre Merger period.

Operating expenses totaled $7,080,199 in the Pre Merger period and include Payroll and related expenses of $3,421,706; Health and Business Insurance related costs of $358,613; Consulting and Professional Fees of $281,511 and Travel and Office costs totaling $3,018,369.  CCS’ Operating Income during the Pre Merger period is $3,822,447.

Non-Operating expenses recorded by CCS total $1,839,664 during the Pre Merger period and is comprised of Depreciation and Amortization totaling $65,005 and Interest expense of $1,774,659. Tax expense recorded during the period totaled $10,817.

Post Merger and Prior to the Petition Date – CCS recorded net income of $1,443,351 during the sixteen- month period after the Med Diversified merger prior to the Petition Date.  Net revenues during the Post Merger period totaled $77,574,068.  Costs of Services or direct costs related to net revenues during that period total $61,243,939 and are primarily comprised of Payroll and clinical supplies.  Gross profit for CCS is $16,330,129 during the Post Merger period.

Operating expenses totaled $10,541,930 during the Post Merger Period and include Payroll and related expenses of $5,905,900; Health and Business Insurance related costs of $1,075,261; Consulting and Professional Fees of $129,208 and Travel and Office costs totaling $3,431,561.  CCS’ Operating Income since the Petition date is $5,788,199.

Non-Operating expenses recorded by CCS total $4,354,978 during the Post Merger Period and is comprised of Interest Expense of $3,921,943 and Depreciation and Amortization totaling $433,035. Miscellaneous non-operating income totaled $10,130 in the Post Merger period.

Chartwell Care Givers

Pre Med Merger - CCG recorded a net loss of $1,889,795 during the Pre Merger period.  Net revenues since the Petition date total $36,167,594.  Costs of goods sold or pharmaceutical and clinical supplies costs as well as direct labor (nursing services) related to net revenues during the Pre Merger period totaled $22,023,003. Gross profit for CCS is $14,144,591 during the period.

Operating expenses totaled $14,829,700 during the Pre Merger period and include Payroll and related expenses of $5,870,737; Health and Business Insurance related costs of $639,075; Consulting and Bankruptcy related Professional Fees of $175,357; Travel and Office costs totaling $3,380,565 and Bad Debt expense of $4,763,966.  CCG’s Operating Loss during this period was $685,109.

Non-Operating expenses recorded by CCG total $2,470,195 during the Pre Merger period and is comprised of Interest expense of $2,022,394 and Depreciation and Amortization totaling $447,801.  Miscellaneous non-operating income totaled $5,645.  The tax benefit recorded in the period was $1,259,864.

Post Merger and Prior to the Petition Date – CCG recorded a net loss of $764,767 during the sixteen- month period after the Med Diversified merger prior to the Petition Date.  Net revenues since the Petition date total $46,367,145.  Costs of Goods Sold (primarily nursing services, pharmaceutical and clinical supplies costs related to net revenues) for the Post Merger period totaled $28,289,540. Gross profit during this period for CCG is $18,077,695.

Operating expenses totaled $16,257,577 during the Post Merger period and include Payroll and related expenses of $6,836,590; Health and Business Insurance related costs of $1,805,071; Consulting and Professional Fees of $6,643; Travel and Office costs totaling $2,980,387 and Bad Debt expense of $4,628,886.  CCG’s Operating Income during the Post Merger period was $1,820,118.

Non-Operating expenses recorded by CCG total $2,591,446 during the Post Merger period and is comprised of Interest expense of $1,625,485 and Depreciation and Amortization totaling $953,488 and miscellaneous non-operating expenses totaling $12,473.  The tax benefit recorded in the period was $6,561.

C.            Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), the Debtors commenced their chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.            Significant Events During the Chapter 11 Case

1.                                      First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.”  At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

(i)            Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

(ii)           Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

(iii)          Motion for Order Authorizing (1) Maintenance of Pre-Petition Bank Accounts; and (2) Continued Use of Business Forms; and

(iv)          Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.                                      The Appointment of the Committees

The Office of the United States Trustee (the “U.S. Trustee”) thereafter appointed a committee to represent the interests of the unsecured creditors in the CCG Case.  The Official Committee of Unsecured Creditors of CCG (the “Committee”) was appointed on December 24, 2002 and includes the following members:

(i)            McKesson Drug Company;

(ii)           Medical Specialties Distributors, Inc.; and

(iii)          Healthcare Automation, Inc.

The Bankruptcy Court thereafter authorized the CCG Committee to retain Hanify & King as its counsel.

3.                                      The Debtors’ Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE.  Through its Order Authorizing (1) Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1) Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors’ use of up to $3.3 million and $4.5 million, respectively, of such proceeds.  NCFE also “advanced” to Med $1 million it previously had collected on account of the Debtors’ accounts receivable.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the Debtors’ assets in the amount of such Disputed Cash used by the Debtors.  If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the Debtors’ use.  In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims.  The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the Debtors’ use of cash collateral.  The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the Debtors’ cases.  NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.

4.                                      The Debtors ’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ chapter 11 cases.  Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment: and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

(i)            Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

(ii)           As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their “post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

(iii)          Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

5.                                      CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

As of the commencement of the Debtors’ chapter 11 Cases, the Bank asserted liens on, among other things, the assets of various of the eight joint partnership ventures known as the “National Centers of Excellence” or “NCOE’s”, for which Chartwell Home Therapies L.P. (“CHT”), an indirect subsidiary of Med, serves as general partner.  Med and CHT questioned the scope of the liens asserted by the Bank directly on the assets of the NCOE’s and further questioned the propriety of the filing of such liens.  Meanwhile, various of the NCOE’s withheld further distributions to the Debtors and threatened to terminate or otherwise discontinue their relationships with the Debtors if the issue was not promptly resolved.

In order to resolve those disputes, the Bank agreed to remove its liens on the NCOE’s in exchange for expanded liens on CHT and Chartwell Management Company, Inc. (“CMC”), another indirect subsidiary of Med which manages the NCOE’s, and receipt of certain funds distributed by the NCOE’s, which ordinarily would be distributed to CHT and then to Med.  The Bank’s removal of the liens on the NCOE’s and the related settlement secured the Bank’s right to the economic entitlements available to CHT, CMC and Med, without directly encumbering the assets of the NCOE’s.

Accordingly, on June 6, 2003, CHT, CMC, and the Bank entered into a Proceeds Distribution Agreement (“PDA”) which, among other things, required that distributions payable to or for the benefit of CHT and CMC be wired into accounts under the direction and control of PIBL.  After collection of designated amounts of such funds to be applied to the Debtors’ obligations to the Bank, the Bank in turn would remit the remaining balance to CHT, subject to the Bank’s lien on such funds and all other assets of CHT and CMC.  The PDA terminates by its terms upon confirmation of any plan or plans of reorganization.

Pursuant to the Emergency Motion of Debtor and Debtor in Possession for an Interim Order (A) Authorizing Post Petition Financing From Chartwell Home Therapies, L.P., (B) Scheduling A Final Hearing, and (C) Granting Certain Related Relief, dated September 2, 2003, and approved by an interim order of the Bankruptcy Court dated September 26, 2003 and a final order, dated October 10, 2003, CHT and Med entered into a Loan Agreement pursuant to which CHT agreed to advance to Med on an as-needed basis the balance of the NCOE funds remitted to CHT by the Bank, which funds were to be used by Med for its business operations.  The loans are evidenced by Notes, bear interest at 10% per annum and are due and payable 540 days from the date of any such Notes.  The loans are unsecured, entitling CHT only to assert an administrative expense claim against CDSI for any amounts due.  At present, the principal balance due on account of such Notes is $2,310,000.

6.                                      Progress towards Reorganization

Since the beginning of the chapter 11 Cases, the Debtors have made considerable progress toward their reorganization.  Specifically, the Debtors has accomplished the following:

a)                                      Headquarters Reorganization.  During the chapter 11 Cases, the Debtors reduced their corporate headcount in Andover from 39 to 14, reducing compensation costs by approximately $5 million, or 65%.  The Debtors likewise relocated their corporate office, yielding an annual lease savings of $240,000, at a relocation cost of only $12,800.  Overall general and administrative expense reductions relating to corporate headquarters during the chapter 11 Cases aggregated approximately $11 million, or 60%.

b)                                     Legal/Financial.  During the chapter 11 Cases, the Debtors effectuated the sale of Trestle’s assets for cash and assumption of liabilities aggregating $1.57 million.  Subject to higher and better offers, the sale of Resource Pharmacy’s assets is scheduled to be heard on March 12, 2004, for an aggregate purchase price, including assumption of liabilities, of more than $3.5 million.  The Debtors also secured replacement financing for Sun Capital, the costs for which resulted in an approximate savings of $ 6.4 million through January 31, 2004.

c)                                      Operations

(i)            CCG

•                                          Negotiated new managed care agreements in Illinois with Aetna, Gentiva and Health Marketing, in Ohio with Gentiva and Ohio Health Choice, in New Jersey with Gentiva and Amerahealth with no corresponding losses of payor contracts

•                                          Achieved positive EBITDA in 10 of 13 months following the commencement of the chapter 11 cases

•                                          While Revenue since the Petition Date of $32.6 million is 8% below post-petition budget, EBITDA of $1.6 million remains consistent with comparable pre-petition periods due to focus on core therapies

•                                          Added referral sources in each market

•                                          Successfully implemented electronic billing at all branches with corresponding improvement in cash collections and reduction in DSO.

(ii)           CCS

•                                          Revenues in the post petition period of $68.8 million are consistent with budget and modestly greater than comparable pre-petition period despite reimbursement rate reductions in Texas due to budget constraints.

•                                          EBITDA of $6.3 million since the Petition Date is also consistent with budget and has increased 22% over comparable prepetition periods.

•                                          Staff reductions resulting from Texas Medicaid rule changes will provide annualized savings of $350,000.

•                                          Maintained company-wide DSO of 30-31 days, while implementing electronic billing of various HMO payors

•                                          Lost only 15 of 7,000 patients

•                                          No loss of full- time staff

•                                          Consistently high Texas Department of Health Services survey ratings achieved, together with “exceptional” ratings during post-petition internal billing integrity audits.

d)                                     Compliance and Regulatory Affairs

•                                          Fully implemented HIPAA privacy policies

•                                          Completed company-wide privacy and security training for all Med and CDSI employees

•                                          Made all necessary SEC filings

e)                                      Information Technology

•                                          Made significant progress towards conversion to electronic billing

•                                          Completed in- house upgrade of Oracle conversion, saving more than $200,000 in contracting fees

•                                          Reduced data networking costs by consolidating and re-engineering data circuits in corporate headquarters, with no network capacity loss

•                                          Reduced staff by 2 full-time employees, while maintaining level of customer field support

f)                                        Human Resources/Payroll

•                                          Reduced outside payroll costs through negotiated savings of $240,000 on the annual contract.

•                                          Reduced headcount in payroll department by 2, for an annual savings of $100,000

•                                          Reduced human resources department headcount by 2 directors and a vice president

As a result of these actions, the Debtors believe that they have positioned themselves to propose and confirm the Plan.

7.                                      Financial Performance During the Chapter 11 Cases

Chartwell Diversified Services, Inc.

CDSI has recorded a cumulative loss of $1,448,464 since the Petition Date.  CDSI is a second tier holding company and accordingly has recorded no net revenues since the Petition date.  As such, CDSI’s operating loss is comprised of its operating expenses.  Operating expenses totaled $4,310,693 since the Petition Date and include Payroll and related expenses of $2,556,599; Health and Business Insurance related costs of $339,674; Consulting and Bankruptcy related Professional Fees of $217,401 and Travel and Office costs totaling $1,197,049.

Non-operating income and expenses recorded by CDSI is comprised of various expense items including of Interest expense of $64,478 and Depreciation and Amortization totaling $929,235.  Non-operating Income includes Overhead allocations to subsidiaries totaling $3,938,990.

Chartwell Community Services, Inc.

CCS has recorded a cumulative net loss of $7,965,122 since the Petition Date.  Net revenues since the Petition date total $68,795,415.  Costs of Services or direct costs related to net revenues since the Petition Date total $54,601,194 and are comprised of Payroll and related expenses of $51,491,410; Health insurance costs of $402,2114 and Clinical supplies and other direct expenses of $2,727,570.  Gross profit for CCS is $14,194,221 since the Petition date.

Operating expenses totaled $7,868,444 since the Petition Date and include Payroll and related expenses of $3,835,028; Health and Business Insurance related costs of $1,042,879; Consulting and Bankruptcy related Professional Fees of $173,798 and Travel and Office costs totaling $2,682,034.  CCS’ Operating Income since the Petition date is $6,325,777.

Non-Operating expenses recorded by CCS total $14,289,126 since the Petition Date and is comprised of GAAP impairment expenses associated with Intangible Assets of $11,020,000; Depreciation and Amortization totaling $175,600 and Corporate Overhead expense allocation totaling $3,093,526.

Chartwell Care Givers

CCG has recorded a cumulative net loss of $31,057,468 since the Petition Date.  Net revenues since the Petition date total $32,644,988.  Costs of Goods Sold or pharmaceutical and clinical supplies costs related to net revenues since the Petition Date total $13,112,693. Gross profit for CCS is $19,532,295 since the Petition date.

Operating expenses totaled $18,342,225 since the Petition Date and include Payroll and related expenses of $11,127,839; Health and Business Insurance related costs of $1,777,745; Consulting and Bankruptcy related Professional Fees of $634,086 and Travel, Bad Debt and Office costs totaling $4,802,555.  CCG’s Operating Income since the Petition date is $1,190,070.

Non-Operating expenses recorded by CCG total $32,247,538 since the Petition Date and is comprised of GAAP impairment expenses associated with Intangible Assets of $29,774,000; Interest Expense of $1,011,258; Depreciation and Amortization totaling $856,191 and Corporate Overhead expense allocation totaling $1,471,578.  Non Operating income includes accounting gains resulting from the bankruptcy totaling 865,489.

8.                                      Significant Litigation Matters

As of the commencement of the chapter 11 Cases, the Debtors were parties to a variety of suits, many of which involved claims against the Debtors which will be resolved as part of the claims resolution process without the need for further litigation.  Certain of the suits pending as of the filing of the chapter 11 Cases, as well as others commenced by the Debtors since then, involve claims by the Debtors against third parties which may yield recoveries available to fund the Plan and the distributions thereunder.  Following is a brief summary of those matters:

(a)                                  National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII,  Inc., NPF Capital, Inc.

On May 20, 2003, Med, CDSI, CCG, CCS, and Resource Pharmacy, filed a lawsuit against NCFE and five legal affiliates of NCFE in the Bankruptcy Court (Med Diversified, Inc.; Chartwell Diversified Services, Inc.; Chartwell Care Givers, Inc.; Chartwell Community Services, Inc.; and Resource Pharmacy, Inc. v. National Century Financial Enterprises, Inc.; National Premier Financial Services, Inc.; NPF, VI, Inc.; NPF X, Inc.; NPF XII, Inc.; NPF Capital, Inc.; United States Bankruptcy Court for the Eastern District of New York, Adversary

Proceeding No. 1-03-01320).  The Debtors contend that the Defendants engaged in a course of conduct, whereby they fraudulently promised attractive returns to investors.  The Debtors believe that the Defendants diverted investments and concealed the scheme by fraudulently manipulating the use of new investments.  Med believes that the Defendants used the Debtors as an instrumentality to further this fraudulent conduct, harming the Debtors’ estates.  The Debtors also brought causes of action under theories of unjust enrichment and fraud.

There are certain claims against Med arising from transfers of funds from the Defendants to Med, including the Defendants’ purported secured and unsecured loans, purchases of receivables and other advances.  Med seeks to recharacterize these claims as equity interests, and to the extent that such claims are recharacterized as equity interests, the Debtors seek to subordinate those interests to those of the other equity holders.  Further, the Debtors seek turnover of overfunded reserves and accrued subservicing fees by certain of the Defendants and recovery for breach of certain sales and subservicing agreements between the Defendants.  The Debtors also seek recovery for the Defendants’ breach of commitments in connection with a bond initiative sponsored by PIBL, as well as breach of the preferred provider agreements, entered into between NCFE and the Debtors in February 2000.  The Debtors also seek recovery of fraudulent transfers.

(b)                                  CCG Committee Objection to the Bank’s Claims

On July 3, 2003, the CCG Committee filed a lawsuit and objection to claims against the Bank in the Bankruptcy Court (Official Committee of Unsecured Creditors of Chartwell Care Givers, Inc. v. Private Investment Bank Limited, United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 03-8296).  The lawsuit contains four counts against the Bank as follows: 1) avoidance of claims and transfers pursuant to 11 U.S.C. § 548; 2) avoidance of claims and transfers pursuant to 11 U.S.C. § 544 and New York debtor and creditor law; 3) declaratory judgment that the Bank’s claims against CCG are non-recourse; and 4) objection to claims.  Through the lawsuit and objection to claims, the CCG Committee alleges that CCG and other subsidiaries of Med, did not receive anything of value in exchange for the grant of collateral to the Bank, and did not receive reasonably equivalent value in exchange for the liens and claims asserted by the Bank.

The Bank answer was scheduled, by the Bankruptcy Court, to be due on August 6, 2003.  On or about October 6, 2003, the Bankruptcy Court entered the Stipulated Order Allowing the Debtors Request for an Extension of the Exclusivity Periods and Allowing the Motion by Official Committee of Unsecured Creditors for Chartwell Care Givers, Inc. to Commence and Prosecute Litigation Against Private Investment Bank Limited and Others.  In accordance with the foregoing stipulation, the Bank timely filed an answer to the complaint on November 5, 2003.  Discovery was proceeding in this matter and a pretrial conference was scheduled for April 14, 2004, with a trial scheduled to commence no later than July 1, 2004.  On February 27, 2004, the CCG Committee filed the Motion for Extension of Discovery Deadlines and Continuance of Dates for Pretrial Conference and Trial.  Through the foregoing motion, the CCG Committee requests a continuance of the discovery, pretrial and trial dates due to a settlement reached by and between the CCG Committee and the Bank, and the CCG Committee’s desire to avoid potentially incurring unnecessary costs to complete discovery and prepare for litigation in the event the Bank successfully sponsors a plan of reorganization.  The CCG Committee’s motion to continue the various dates is scheduled to be heard before the Bankruptcy Court on March 12, 2004.

(c)                                  The Settlement By and Among the Bank, NCFE and the CCG Committee

In February, 2004, the Bank and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), entered into a Settlement Agreement and Release (the “Bank/NCFE Settlement Agreement”).

In the Bank/NCFE Settlement Agreement, the NCFE Debtors assign to the Bank all of their rights and interests in and to its claims against and interests in, among others, the Debtors and certain of Med’s non-debtor subsidiaries; provided, however, that the NCFE Debtors do not transfer their interests in and claims to a certain escrow account maintained by Sun Capital (the “Sun Capital Escrow Account”).  A condition precedent to this assignment is that the Debtors and the Med Committee release: (1) all claims that the Debtors may have against TLC; (2) all claims that the Debtors may have against the NCFE Debtors and (3)  all claims that the Debtors may have against a certain escrow account maintained by Sun Capital Escrow Account.  To the extent that these conditions precedent are not satisfied and are waived by the NCFE Debtors then the Bank agrees to pay to the NCFE Debtors any proceeds of any recovery by the Bank on claims which the NCFE Debtors have assigned to the Bank in an amount equal to the amount by which the NCFE Debtors’ claims against the TLC estate are diminished by the failure of these conditions precedent.

In the Bank/NCFE Settlement Agreement, the Bank assigns to the NCFE Debtors all of its rights and interests in and to its claims against and interests in the TLC Debtors.  A condition precedent to this assignment is that TLC Debtors and the official committee of unsecured creditors in the TLC Debtors bankruptcy cases release all claims that TLC may have against, among others: (1) the Debtors and certain of Med’s non-debtor subsidiaries; and (2) the Bank.  To the extent that these conditions precedent are not satisfied and are waived by the Bank, then the NCFE Debtors agree to pay to the Bank any proceeds of any recovery by the NCFE Debtors on claims which the Bank has assigned to the NCFE Debtors in an amount equal to the amount by which the Bank’s claims against the Debtors’ estates are diminished by the failure of these conditions precedent.

With respect to the Sun Capital Escrow Account: (1) the cash amount of $400,000 is to be paid to PIBL; and (2) the remainder of the Sun Escrow Account is to be transferred to the NCFE Debtors.

In February, 2004, the Bank and the CCG Committee entered into a term sheet  (the “Bank/CCG Committee Settlement Agreement”).   Under the Bank/CCG Settlement Agreement,  the Bank agreed to the terms of a plan of reorganization.  Under the Bank/CCG Settlement Agreement, general unsecured creditors of CCG will be the beneficiaries of a note in the face amount of $1.8 million, payable over one year at a rate of six per cent (6%), on a two year amortization schedule.  This note will be secured by a first priority blanket lien on all of the assets, subject certain working capital financing.  Further, if the Med general unsecured creditors collectively receive more than $1.8 million on account of their claims, then CCG’s general unsecured creditors will receive a like amount in excess of $1.8 million, with a cap of $550,000 on such excess.

9.                                      Appointment of the Facilitator

Throughout these chapter 11 Cases, the Debtors have endeavored to reach an amicable resolution through a consensual plan of reorganization that is in the best interests of the Debtors’ various creditor constituencies and that maximized their recoveries under any such plan.  Such a resolution proved difficult, however, because of the nature and extent of the competing claims of those creditor constituencies and the difficulties in achieving any consensual resolution.  The Bank and NCFE both asserted secured claims encumbering all of the Debtors’ assets.  The CCG Committee and the Med Committee threatened or asserted a variety of challenges to the claims of the Bank and, as discussed above, the Debtors commenced an adversary proceeding against NCFE asserting a wide range of claims and defenses to NCFE’s claims and seeking to subordinate such claims to the claims of other creditors of the Debtors and/or to recharacterize such claims, in whole or in part, as equity.  Meanwhile, the chapter 11 Cases languished, with the possibility that resolution of the chapter 11 Cases would have to await the resolution of extensive and protracted litigation.  In the meantime, certain of the Debtors’ creditor constituencies advocated the sale of all or substantially all of the Debtors’ assets in lieu of a plan of reorganization.

Pursuant to Section 1121 of the Bankruptcy Code, the Debtors held the exclusive right to file a plan or plans of reorganization for a period 120 days following the commencement of the chapter 11 Cases and, upon filing any such plan or plans, an additional 60 days exclusive period to solicit acceptances of any such plan or plans (the “Exclusivity Periods”).  The Bankruptcy Court, however, has the right for cause shown to extend the Debtors’ Exclusivity Periods.  Throughout these cases, the Bankruptcy Court has granted the Debtors a variety of extensions of the Exclusivity Periods, the most recent of which expires on March 8, 2004.

In connection with the Debtors’ third motion to extend the Exclusivity Periods, certain of the Debtors’ creditor constituencies opposed any such extension and sought instead to initiate a process for the sale of all or substantially all of the Debtors’ assets.  As a result, the Bankruptcy Court, on October 3, 2003, entered its Order Appointing Facilitator Under 11 U.S.C. §105.  Pursuant to that order, the Court appointed James L. Garrity, Jr. as a Facilitator in the cases of TLC and the Debtors “to facilitate the process of obtaining proposals for the purchase of the businesses and assets of the Med Debtors and the TLC Debtors .... under 11 U.S.C. §363 or under a chapter 11 plan”. Among other things, the order also granted the Facilitator authority to direct the process of providing due diligence information to prospective purchasers and plan proponents, determine what due diligence information the Debtors should provide and ensure access to such due diligence information.

10.                               The Sale Process

After his appointment, the Facilitator engaged in numerous communications with representatives of the Debtors, the TLC Debtors, the CCG Committee, the Med Committee, the Official Committee of Unsecured Creditors of TLC (the “TLC Committee”), the Bank and NCFE with respect to the process for soliciting proposals for the purchase and sale of the

Debtors’ and the TLC Debtors’ businesses and/or assets and/or the funding of a plan or plans of reorganization.  The same parties likewise appeared at a telephonic hearing before the Bankruptcy Court on October 22, 2003, which resulted in the parties’ submission of an Order Establishing Deadlines Regarding Sale and Plan Process and Extending Exclusivity Periods Pursuant to 11 U.S.C. §1121 (the “Procedures Order”).  The Procedures Order was entered by the Bankruptcy Court on November 7, 2003 and provided, among other things, as follows:

(i)            Due diligence by parties interested in submitting an offer to purchase any or all of the TLC Debtors’ or Med Debtors’ assets or businesses and/or fund a plan or plans of reorganization for any of the Debtors and wishing to be considered as a so-called “Stalking Horse Bid” was to be completed by 5:00 pm. on November 21, 2003.

(ii)           Written offers were to be submitted by 5:00 p.m. on November 25, 2003, which offers were to be shared with the legal and financial advisors of the Bank, NCFE, the CCG Committee, the Med Committee and the TLC Committee (collectively, the “Oversight Committee”).

(iii)          Two in-person meetings and weekly conference calls were to take place among the Facilitator, the Med and TLC Debtors and the Oversight Committee to discuss the sale process and to discuss any and all bids and the selection of one or more Stalking Horse Bids.

(iv)          Subject to the input and agreement of the Oversight Committee, the Debtors, on or before December 10, 2003 could select one or more parties submitting an offer to finalize one or more Staking Horse Bids.  In the event the Debtors and the Oversight Committee could not reach agreement, the Facilitator could make the selection.  However the Procedures Order also provided that the Debtors, the Oversight Committee and the Facilitator also could agree not to select a Stalking Horse Bid from the offers submitted.

Pursuant to the Procedures Order, in tandem with the Facilitator and under the oversight of the Oversight Committee, the Debtors actively solicited offers to purchase any or all of their assets or to fund a plan or plans of reorganization.  In addition to any person or entity who had previously expressed an interest, the Debtors identified others that they thought might have an interest and solicited additional suggestions from the Oversight Committee.  As a result, the Debtors sent written solicitations of offers to more than 30 entities.

As a result of the foregoing, the Debtors received various expressions of interest and, after further due diligence by some of those interested parties, offers of Stalking Horse Bids for various of the Debtors’ assets and equity interests.  Upon reviewing those bids and consultation with the Oversight Committee, however, the Debtors and the Oversight Committee unanimously concluded that all of the bids were insufficient and, therefore, elected not to select any stalking horse bidder or bidders pursuant to the Procedures Order.

Nevertheless, the Debtors, the Oversight Committee and the Facilitator elected to continue their efforts to secure higher bids in an amount sufficient to serve as stalking horse bids in an auction sale process.  At the conclusion of those efforts, with the support of members of the Oversight Committee other than the Bank, the Debtors executed non-binding letters of intent with U.S. Health Services Corporation (“US Health”) and Chartwell Acquisition, LLC (“Chartwell Acquisition”).

The terms of the proposed sales to US Health are described in detail in the Motion of Chartwell Diversified Services, Inc. for Entry of Order (A) Authorizing and Approving Equity Purchase Agreements With U.S. Health Services Corporation, and (B) Authorizing And Approving (1) Sale Of Equity Interests Free and Clear Of Liens, Claims and Encumbrances, (2) Assumption and Assignment of a Certain Limited Partnership Agreement, and (3) Consummation of Transactions and the purchase agreements attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, US Health proposes to purchase the Debtors’ equity interests in the NCOE’s for a purchase price of up to $13 million, $12 million of which is payable in cash on the closing date and the balance payable pursuant to a note payable in 18 months without interest.  The note, however, is subject to setoff or recoupment by US Health in an amount not to exceed $800,000 on account of any valid indemnification claims which might arise during that 18 month period.

The terms of the proposed sale to Chartwell Acquisition are described in detail in the Motion of Med Diversified, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc. for Entry of Orders (A) Authorizing and Approving Purchase Agreement With Chartwell Home Services Acquisition LLC, and (B) Authorizing and Approving (1) Sale of the Equity Interest of Chartwell Diversified Services, Inc. Free and Clear of All Liens, Claims and Encumbrances, (2) Assumption of Certain Executory Contracts and Unexpired Leases by Seller, (3) Retention by Seller of All Liabilities Except for Certain Scheduled Liabilities, and (4) Consummation Of Transactions and the purchase agreement attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, Chartwell Acquisition proposes to purchase CDSI’s equity interest in CCG and CCS, excluding any interest in the NCOE’s, and to purchase all of the outstanding common stock and specified assets of CCG and CCS for an aggregate purchase price of $11,200,001, while assuming only specified “continuing liabilities”, consisting of up to $2.1 due and owing to Sun Capital, and Normal Business Liabilities (“NBL”), Employee Benefit Liabilities (“EBL”) and Insurance Overpayments (“IOP”) in an amount not to exceed $7,500,000.  Allocated as between CCG and CCS, Chartwell Acquisition proposes to pay $3,200,000 and assume up to $3,100,000 of NBL, EBL and IOP with respect to CCG and to pay $8,000,000 and assume up to $4,400,000 of NBL, EBL and IOP with respect to CCS.

11.                               The Competing Plan Process

Meanwhile, after the Debtors had undertaken to proceed to finalize the sale agreements and seek approval of those sales, the Bank, NCFE and the CCG Committee all reached agreements for a consensual reorganization of the Debtors upon the terms embodied in the Plan.  On February 4, 2004, the Bankruptcy Court entered its Order Scheduling Hearings and Fixing Deadlines.  In that order, among other things, the Bankruptcy Court:

(i)            Ordered the Debtors or the Med Committee to submit the agreement for the sale of the NCOE’s to US Health and notice it for hearing at 10:00 a.m. on March 12, 2004;

(ii)           Ordered the Debtors to file this Disclosure Statement and Plan by 4:00 p.m. on March 5, 2004;

(iii)          Scheduled the hearing on the adequacy of such Disclosure Statement for April 2, 2004 at 10:00 a.m.; and

(iv)          Scheduled the hearing on confirmation of the Plan for April 30, 2004 at 10:00 a.m.

The chapter 11 Cases thus have proceeded on a “dual track” while competing higher and better counter offers are solicited.  The Plan, however, does not contemplate any such sale.  To the contrary, it is premised upon the reorganization of the Debtors’ businesses, without any such sale, and can only be consummated if the proposed sales are not approved.  The Court continued the hearing on the proposed sales to April 16, 2004.

II.            ASSETS AND LIABILITIES OF THE DEBTORS’ ESTATES

The balance sheets of CDSI, CCG and CCS are attached hereto as Exhibits C, D and E respectively.

III.           SUMMARY OF THE PLAN OF REORGANIZATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH AR E OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS, AND OTHER PARTIES IN INTEREST.

A.            Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtors are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria.  Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders.  The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class.  The Plan does not classify expenses of administration and priority taxes.

The Debtors believe that they have classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code.  If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtors, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest.  The Debtors believe that they have complied with such standard.  If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 38 Classes.  Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class.  A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.            Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

1.             Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable, will pay to each Creditor holding an Allowed Administrative Claim (other than the CHT Administrative Claims), unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors (other than the CHT Administrative Claims) shall be paid in full and performed by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtors’ Cash and the Administrative Claims Fund.

The CHT Administrative Claims, in which the Bank holds a first priority security interest, shall be deemed satisfied through the treatment of the Bank’s Claims and the NCFE Entities’ Claims (which have been assigned to the Bank) under the Plan, and the CHT Administrative Claims shall be canceled as of the Effective Date.

The Debtors have paid most, if not all, of the Debtors’ obligations incurred in the normal course of business since commencement of the chapter 11 Cases as such obligations became due in the ordinary course of business, other than for Professional fees.  Therefore, the bulk of the unpaid Administrative Claims are Professional fees.

2.             Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtors and the Reorganized Debtors shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estates, the Administrative Claims Funds, the Reorganized Debtors, the Creditors’ Trusts, the Litigation Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to the Plan.

Any Claim arising on or after the Confirmation Date shall be asserted against the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust, as applicable, and shall not be dealt with under the Plan.

3.             Allowed Tax Claims

Unless the holder of such a Claim agrees otherwise, the Reorganized Debtors shall pay each holder of an Allowed Tax Claim against the Estates deferred Cash payments of a value, as of the Effective Date, equal to such Allowed Tax Claim.  The Reorganized Debtors shall pay interest on Allowed Tax Claims at the rate set forth in 26 U.S.C. § 6621 existing on the Confirmation Date (estimated to be 4.6% per annum).  Such deferred Cash payments shall fully amortize each Allowed Tax Claim, with interest, over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim.  Interest shall begin to accrue on the outstanding amount of each such Claim as of the Effective Date and shall continue until each such Claim is paid in full.

In the Schedules and Statements filed by the Debtors with the Bankruptcy Court, the Debtors scheduled aggregate priority tax claims against CDSI, CCG, and CCS of $727.  On or before the April 21, 2003 deadline for filing such claims fixed by the Bankruptcy Court (the “Bar Date”), an aggregate of $3,605,727 of claims were filed against the Debtors.  While the Debtors have not yet undertaken a detailed review of such claims, the Debtors believe that Allowed Tax Claims will not exceed $7,528.

C.            Classes of Claims and Equity Interests

The 35 classes into which Claims and Interests are divided under the Plan are as follows:

Class A-1.1	Secured Claims of the Bank against CDSI	Impaired

Class A-1.2	Secured Claims of the NCFE Released Parties against CDSI	Impaired

Class A-1.3	Secured Claims of AIG against CDSI	Unimpaired

Class A-1.4	Secured Claims of Sun Capital against CDSI	Unimpaired

Class A-1.5	Other Secured Claims against CDSI	Unimpaired

Class A-2	Priority Claims against CDSI	Unimpaired

Class A-3	Unsecured Personal Injury Claims against CDSI	Impaired

Class A-4	Other Unsecured Claims against CDSI	Impaired

Class A-5	Unsecured Convenience Class Claims against CDSI	Unimpaired

Class A-6	Subordinated Claims against CDSI	Impaired

Class A-7	Inter-Debtor Claims against CDSI	Impaired

Class A-8	Interests in CDSI	Impaired

Class B-1.1	Secured Claims of the Bank against CCG	Impaired

Class B-1.2	Secured Claims of the NCFE Released Parties against CCG	Impaired

Class B-1.3	Secured Claims of CMS against CCG	Unimpaired

Class B-1.4	Secured Claims of Sun Capital against CCG	Unimpaired

Class B-1.5	Other Secured Claims against CCG	Unimpaired

Class B-2	Priority Claims against CCG	Unimpaired

Class B-3	Unsecured Personal Injury Claims against CCG	Impaired

Class B-4	Other Unsecured Claims against CCG	Impaired

Class B-5	Unsecured Convenience Class Claims against CCG	Unimpaired

Class B-6	Subordinated Claims against CCG	Impaired

Class B-7	Inter-Debtor Claims against CCG	Impaired

Class B-8	Interests in CCG	Impaired

Class C-1.1	Secured Claims of the Bank against CCS	Impaired

Class C-1.2	Secured Claims of the NCFE Released Parties against CCS	Impaired

Class C-1.3	Secured Claims of Carrollton-Farmers Branch Independent School District against CCS	Unimpaired

Class C-1.4	Secured Claims of Weingarten Realty Investors against CCS	Unimpaired

Class C-1.5	Secured Claims of Low/Fifty Construction against CCS	Unimpaired

Class C-1.6	Secured Claims of Sun Capital	Unimpaired

Class C-1.7	Other Secured Claims against CCS	Unimpaired

Class C-2	Priority Claims against CCS	Unimpaired

Class C-3	Unsecured Personal Injury Claims against CCS	Impaired

Class C-4	Other Unsecured Claims against CCS	Impaired

Class C-5	Unsecured Convenience Class Claims against CCS	Unimpaired

Class C-6	Subordinated Claims against CCS	Impaired

Class C-7	Inter-Debtor Claims against CCS	Impaired

Class C-8	Interests in CCS	Impaired

Unless otherwise specifically provided for in the Plan, the Confirmation Order, other Bankruptcy Court orders or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on account of any Claim.  Interest also shall not accrue or be paid on any Claim in respect of the period from the Petition Date to the date a Disputed Claim becomes an Allowed Claim.

The treatment of Claims and Interests under the Plan depends on the Class of such Claim or Interest and whether and to what extent such Claims or Interests are Allowed.  The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

Treatment of CDSI Claims and Interests

1.             Class A-1.1 Claims of the Bank

Class A-1.1 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

2.             Class A-1.2 Claims of the NCFE Released Parties

Class A-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

3.             Class A-1.3 Claims of AIG

Class A-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

4.             Class A-1.4 Claims of Sun Capital

Class A-1.4 is unimpaired.  To the extent that the Allowed Class A-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

5.             Class A-1.5 Claims of Other Secured Creditors

Class A-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

6.             Class A-2 Priority Claims

Class A-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

7.             Class A-3 Unsecured Personal Injury Claims

Class A-3 is impaired.  Holders of Claims in Class A-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class A-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

8.             Class A-4 Other Unsecured Claims

Class A-4 is impaired.  The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The payments to be made to the CDSI Creditors’ Trust by the Reorganized Debtors pursuant to the CDSI Note shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

9.             Class A-5 Unsecured Convenience Class Claims

Class A-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

10.          Class A-6 Subordinated Claims

Class A-6 is impaired.  Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.

11.          Class A-7 Inter-Debtor Claims

Class A-7 is impaired.  Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.

12.          Class A-8 Interests

Class A-8 is impaired.  If the Med Plan is confirmed, providing that the Bank, or an Entity designated by the Bank, will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

Treatment of CCG Claims and Interests

13.          Class B-1.1 Claims of the Bank

Class B-1.1 is impaired.  On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights, provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

14.          Class B-1.2 Claims of the NCFE Released Parties

Class B-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights (this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims), provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro

Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

15.          Class B-1.3 Claims of CMS

Class B-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

16.          Class B-1.4 Claims of Sun Capital

Class B-1.4 is unimpaired.  To the extent that the Allowed Class B-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

17.          Class B-1.5 Claims of Other Secured Creditors

Class B-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

18.          Class B-2 Priority Claims

Class B-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

19.          Class B-3 Unsecured Personal Injury Claims

Class B-3 is impaired.  Holders of Claims in Class B-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class B-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

20.          Class B-4 Other Unsecured Claims

Class B-4 is impaired.  The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the payments to be made to the CCG Creditors’ Trust by the Reorganized Debtors pursuant to the CCG Note, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4.  The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

21.          Class B-5 Unsecured Convenience Class Claims

Class B-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

22.          Class B-6 Subordinated Claims

Class B-6 is impaired.  Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.

23.          Class B-7 Inter-Debtor Claims

Class B-7 is impaired.  Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.

24.          Class B-8 Interests

Class B-8 is impaired.  The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

Treatment of CCS Claims and Interests

25.          Class C-1.1 Claims of the Bank

Class C-1.1 is impaired.  On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

26.          Class C-1.2 Claims of the NCFE Released Parties

Class C-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

27.          Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

Class C-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the

Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

28.          Class C-1.4 Claims of Weingarten Realty Investors

Class C-1.4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

29.          Class C-1.5 Claims of Low/Fifty Construction

Class C-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

30.          Class C-1.6 Claims of Sun Capital

Class C-1.6 is unimpaired.  To the extent that the Allowed Class C-1.6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

31.          Class C-1.7 Claims of Other Secured Creditors

Class C-1.7 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

32.          Class C-2 Priority Claims

Class C-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

33.          Class C-3 Unsecured Personal Injury Claims

Class C-3 is impaired.  Holders of Claims in Class C-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class C-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

34.          Class C-4 Other Unsecured Claims

Class C-4 is impaired.  The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

The payments to be made to the CCS Creditors’ Trust by the Reorganized Debtors pursuant to the CCS Note shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

35.          Class C-5 Unsecured Convenience Class Claims

Class C-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

36.          Class C-6 Subordinated Claims

Class C-6 is impaired.  Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.

37.          Class C-7 Inter-Debtor Claims

Class C-7 is impaired.  Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.

38.          Class C-8 Interests

Class C-8 is impaired.  The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

D.            Implementation of the Plan and Execution of its Terms

1.             Implementation of the Plan

The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(A), (B), (D), (E) and (J), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5), 1145(a), and all other applicable sections of the Code.

2.             Transfer of Right to Net Recoveries

On the Effective Date, or as soon thereafter as practicable, the right to receive 25% of the Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Bank on account of the Bank’s Class B-1.1 and B-1.2 Claims, subject to the provisions regarding payment of such portion of the Net Recoveries set forth in Sections IV.M and IV.N hereof.

3.             The Reorganized Debtors

On the Effective Date, except for those assets and causes of action transferred to the Bank, the Creditors’ Trusts and the Litigation Trust pursuant to sections V.B, V.E.2 and V.F.2 of the Plan, title to all assets, properties, and business operations of the Debtors and of the Estates shall revest in each respective Reorganized Debtor, and thereafter, the Reorganized Debtors shall own and retain such assets free and clear of all liens and Claims, except as expressly provided in the Plan.  From and after the Effective Date, except as otherwise described in this Plan, the Reorganized Debtors shall own and operate such assets without further supervision by or jurisdiction of this Court.  From and after the Effective Date, in accordance with the terms of this Plan and the Confirmation Order, the Reorganized Debtors shall perform all obligations under all executory contracts and unexpired leases assumed in accordance with Article VI of the Plan.

The sources of funds for payment of all Allowed Administrative Claims to be paid on the Effective Date pursuant to the Plan shall be the Administrative Claims Fund.  Pursuant to the terms of the Trestle Plan and Resource Plan, Trestle and Resource Pharmacy shall transfer Cash to the Administrative Claims Fund on the Effective Date sufficient to make all required Effective Date payments to holders of Allowed Administrative Claims.

In addition, the Reorganized Debtors shall issue all necessary shares of the New CDSI Common Stock, if applicable, and are authorized to execute any and all agreements necessary for the consummation of the Plan.

4.             Securities Laws

The Reorganized Debtors may, under certain circumstances, be required to register or otherwise report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly be required to file with the SEC and send to the holders of New CDSI Common Stock certain periodic reports and other information pursuant to the Exchange Act.  It is anticipated that the Reorganized Debtors will not be required to register or report under the Exchange Act.

5.             The Creditors ‘ Trusts

(a)           The Purpose of the CCG Creditors’ Trust.  The CCG Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the CCG Creditors’ Trust Agreement.  The purpose of the CCG Creditors’ Trust is to receive and disburse the proceeds of the CCG Note to holders of Allowed Claims in Class B-4 pursuant to the Plan, and to prosecute the CCG Recovery Rights and distribute any Net Recoveries obtained thereby(a) with respect to the 25% share of the Net Recoveries held by the Bank, to or for the benefit of the Bank, subject to and in accordance with the provisions of Sections IV.M and IV.N hereof and (b) with respect to the 75% share of the Net Recoveries held by the CCG Creditor’s Trust, to the holders of Allowed Claims in Class B-4, in each case in accordance with Article IV of the Plan.  The CCG Creditors’ Trust shall also be responsible for objecting to Claims in Class B-4, if appropriate.

(b)           Transfers of CCG Recovery Rights and Right to Net Recoveries; Payments to the CCG Creditors’ Trust by Reorganized Debtors.  On the Effective Date, or as soon thereafter as practicable, the CCG Recovery Rights and the right to receive 75% of the Net Recoveries shall be irrevocably assigned, transferred and conveyed to the CCG Creditors’ Trust.  Notwithstanding any other provision of the Plan, the CCG Creditors’ Trust Trustee shall have the right in his/her/its sole and absolute discretion to prosecute, compromise, settle and release the CCG Recovery Rights.  The CCG Creditors’ Trust Trustee shall have no obligation or liability to any Creditor or party-in-interest, including without limitation the Bank, for his/her/its decision not to prosecute or to compromise or release any of the CCG Recovery Rights.  Payments on the CCG Note shall be made by the Reorganized Debtors to the CCG Creditors’ Trust in accordance with the terms of the Plan.

(c)           Purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust.  The CDSI Creditors’ Trust and the CCS Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the applicable Creditors’ Trust Agreements.  The purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust is to receive and disburse the proceeds of the CDSI Note and CCS Note to holders of Allowed Claims in Classes A-4 and C-4, respectively, pursuant to the Plan.  The CDSI Creditors’ Trust and CCS Creditors’ Trust also shall be responsible for objecting to Claims in Classes A-4 and C-4, if appropriate.

(d)           Payments to the CDSI Creditors’ Trust and CCS Creditors’ Trust by Reorganized Debtors.  Payments on the CDSI Note and CCS Note shall be made by the Reorganized Debtors to the CDSI Creditors’ Trust and CCS Creditors’ Trust in accordance with the terms of the Plan.

(e)           Management and Powers of the Creditors’ Trusts; Substitution of Parties.  After the Effective Date, the affairs of the Creditors’ Trusts and all assets held or controlled by the Creditors’ Trusts shall be managed under the direction of the applicable Creditors’ Trust Trustees in accordance with the terms of the Creditors’ Trust Agreements.  The authority and powers of the Creditors’ Trust Trustees shall include, without limitation, the authority and power: (a) to object to Claims in Classes A-4, B-4, and C-4 (a trustee of a Creditors’ Trust shall object only to Claims that would otherwise be paid from the applicable Creditors’ Trust), and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise); (b) in the case of the CCG Creditors’ Trust Trustee, to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3) of the Code, of the CCG Recovery Rights assigned to the CCG Creditors’ Trust; (c) in the case of the CCG Creditors’ Trust Trustee, to compromise and settle of any such CCG Recovery Rights assigned to the CCG Creditors’ Trust; (d) to effect distributions under the Plan to the holders of Allowed Claims in Classes A-4, B-4, and C-4, as applicable; (e) to participate in any post-Confirmation Date motions to amend or modify the Plan or the Creditors’ Trust Agreements, or appeals from the Confirmation Order as it relates to the classes of Claims to be paid from the Creditors’ Trusts; and (f) to participate in actions to enforce or interpret the Plan as it relates to classes of Claims to be paid from the Creditors’ Trusts.

On and after the Effective Date, the Creditors’ Trust Trustees shall be deemed to be substituted as the objecting parties for all pending objections to Claims in Classes A-4, B-4, and C-4 (the appropriate Creditors’ Trust Trustee shall correspond to whichever Creditors’ Trust is responsible for payment of the Claim, if allowed).

If the holder of a Disputed Claim in Classes A-4, B-4, or C-4 and the applicable Creditors’ Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, provided that the face amount of the Disputed Claim is less than $50,000, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim that was filed in a face amount greater than or equal to $50,000, or the proposed settlement amount exceeds the face amount of such Disputed Claim, then the applicable Creditors’ Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to each of the members of the Committee (as constituted on the Confirmation Date), the Office of the United States Trustee, and counsel for the Reorganized Debtors.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.  If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

(f)            Establishment of Reserve.  Pursuant to the terms of the Creditors’ Trust Agreements, the Creditors’ Trust Trustees shall maintain a reserve in trust for the payment of any administrative expenses of the Creditors’ Trusts, taxes, and any Disputed Claims, which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Creditors’ Trust Agreements.

(g)           Employment of Professionals.  The Creditors’ Trust Trustees are authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Creditors’ Trusts as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Creditors’ Trusts without further notice, hearing or approval of the Court except as set forth in the Creditors’ Trust Agreements.

(h)           Objections to Claims by the Creditors’ Trusts.  All objections to Disputed Claims in Classes A-4, B-4, and C-4 to be filed by the Creditors’ Trust Trustees shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the applicable Creditors’ Trust, or by order of the Court upon a motion filed by the applicable Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Claims to which the objection is made.  If no objection has been filed to a proof of claim by the objection bar dates established in this paragraph, the Claim to which such proof of claim relates shall be treated as an Allowed Claim for all purposes under the Plan.

(i)            Payments to the Bank.  The Trustee shall make payments to the Bank on account of its right to receive a 25% share of the Net Recoveries or shall apply such share of the Net Recoveries to repay the CCG Note, the CDSI Note, or the CCS Note, in accordance with Article IV of the Plan, as soon as practicable after the Net Recoveries are obtained or determined.

(j)            Distributions to Creditors.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Creditors’ Trust Agreements.

(i)             Reserve for Unpaid Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(ii)            Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, and subject to the discretion of the Creditors’ Trust Trustees, on the one hundred twenty first (121st) day after the Effective Date, or as soon as practicable thereafter, the Creditors’ Trust Trustees shall distribute to the holders of Allowed Claims in Classes A-4, B-4, and C-4 any property required to be distributed to such holders under the Plan (and in accordance with Creditors’ Trust Agreements).

(iii)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim, which becomes an Allowed Claim after the Effective Date, on or as soon as practicable after the date on which a Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims of the same Class under the Plan and the applicable Creditors’ Trust Agreement.

(iv)          Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Creditors’ Trust Trustees shall make additional quarterly distributions (to be made every third month following the Initial Distribution Date) to the holders of Allowed Claims in Classes A-4, B-4, and C-4, of the Cash then held in the respective Creditors’ Trusts (after reasonable reserves to pay the expenses [including, but not limited to, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objecting to Claims], debts, charges, liabilities, and obligations of each Creditors’ Trust have been made in the reasonable discretion of the Trustee of such Creditors’ Trust), provided that each distribution to a single Creditor must exceed $25.00 and any distribution which is less than $25.00 shall be withheld and carried-over to the next distribution date.  Notwithstanding the foregoing, the final distribution to any Creditor shall be made even if it is less than $25.00.

(v)           Unclaimed Property.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto, after which time the holder of an Allowed Claim entitled to such Unclaimed Property shall cease to be entitled thereto.  Thereafter, all right, title and interest therein shall vest in the Creditors’ Trusts for redistribution in accordance with the Plan and the applicable Creditors’ Trust Agreement.  After the expiration of 180 days following the date of an attempted distribution of Unclaimed Property, each Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety.

(vi)          Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Creditors’ Trusts any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Creditors’ Trust Trustees, in his/her/its sole and absolute discretion, shall have been delivered to the Creditors’ Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(vii)         Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Classes A-4, B-4, and C-4, and after all payments to be made by the Reorganized Debtors to the Creditors’ Trusts on account of the CCG Note, the CDSI Note, and the CCS Note have been received by the Creditors’ Trusts, and after the payment of all expenses and other obligations of the Creditors’ Trusts, and after the CCG Recovery Rights have all been resolved or abandoned and the Bank’s share of the Net Recoveries has been distributed (if applicable under sections IV.M and IV.N of the Plan), the Creditors’ Trust Trustees shall make Pro Rata distributions of all remaining assets of the Creditors’ Trusts to holders of Allowed Claims in Classes A-4, B-4, and C-4 in accordance with the Plan and the Creditors’ Trust Agreements.

(viii)        Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Creditors’ Trusts, the Litigation Trust, or the Administrative Claims Fund under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(ix)           Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by a Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the applicable Creditors’ Trust and against no other assets or person (including the Creditors’ Trust Trustees), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(k)           Certain Tax Matters.  For all federal and state income tax purposes, the Debtors and/or the Reorganized Debtors shall report and treat the transfers of property (other than their own debt instruments) to each Creditors’ Trust as sales of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, in each case the transferred assets shall be deemed to have the fair market values determined by the Debtors or the Reorganized Debtors, as appropriate, in their absolute and sole discretion, and such valuations shall be used by Debtors and/or the Reorganized Debtors and the Creditors’ Trust.  The Creditors’ Trusts shall be deemed to be “disputed ownership funds” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtors or Reorganized Debtors, as appropriate, shall prepare, make, and file with the IRS, with copies to the appropriate Creditors’ Trust Trustee, any statement required by Proposed Treasury Regulations section 1.468B-9.  Any such statements shall be consistent with the provisions of the Plan and the Debtors’ or Reorganized Debtors’ determinations of the fair market values of the property conveyed to the Trustee of the Creditors’ Trusts.

6.             The Litigation Trust

(a)           Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the Effective Date pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is to prosecute the Litigation Trust Claims and distribute to the Bank any proceeds therefrom net of all claims and expenses of the Litigation Trust Trustee (after repayment of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Litigation Trust Claims.  Payments of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note that shall be made from the net proceeds of any recoveries on the Litigation Trust Claims shall be made Pro Rata (based on the outstanding amounts due on such notes) until fully repaid.  Thereafter, all net proceeds from the Litigation Trust Claims shall be turned over to the Bank by the Litigation Trust Trustee.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from proceeds from the Litigation Trust Claims, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

(b)           Transfers of the Litigation Trust Claims to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Litigation Trust Claims shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

(c)           Management and Powers of the Litigation Trust; Substitution of Parties.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Litigation Trust Claims assigned to the Litigation Trust; (b) the compromise and settlement of any such Litigation Trust Claims assigned to the Litigation Trust; (c) the distribution of net proceeds from the Litigation Trust Claims to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

On and after the Effective Date, the Litigation Trust Trustee shall be deemed to be substituted as the plaintiff or party- in- interest, as applicable, for all pending Litigation Trust Claims.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court.  The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against Med under the terms of the Med Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee (as defined in the Med Plan) notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

(d)           Employment of Professionals.  The Litigation Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Litigation Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Litigation Trust without further notice, hearing or approval of the Court except as set forth in the Litigation Trust Agreement.

(e)           Prosecution of the Litigation Trust Claims.  Pursuant to the Confirmation Order, on the Effective Date, the Debtors will irrevocably assign, transfer and convey to the Litigation Trust the Litigation Trust Claims.  The Litigation Trust shall have the full power and authority to initiate, prosecute, compromise or otherwise resolve any and all Litigation Trust Claims, and all fees, costs, and expenses incurred in respect of the investigation, initiation, and prosecution of such claims shall be payable and paid solely by the Litigation Trust, with all net proceeds derived therefrom to be distributed directly to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note).

(f)            Certain Tax Matters.  The Trustee shall report the Litigation Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45 and as a “grantor trust,” with the Bank and/or the Reorganized Debtors treated as the grantors and the deemed owners of the Litigation Trust.  The transfer of the Litigation Trust Claims to the Litigation Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Bank and/or the Reorganized Debtors, followed by a deemed transfer by the Bank and/or the Reorganized Debtors to the Litigation Trust.  The Litigation Trust Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Litigation Trust and the Litigation Trust Trustee, the Debtors, and the Bank and/or the Reorganized Debtors shall use such valuations for all federal and state tax purposes.

All of the Litigation Trust’s income shall be subject to federal income tax on a current basis and the Trust’s income shall be allocated to, and reported as income by, the Bank and/or the Reorganized Debtors based upon their respective claims to such income.  The Litigation Trust shall distribute to the Bank and/or the Reorganized Debtors at least annually such net income and net proceeds from the sale of assets of the Litigation Trust as are in excess of an amount of Cash maintained in reserve in the Litigation Trust to cover reasonably necessary expenses of prosecuting, compromising or settling the Litigation Trust Claims and otherwise maintaining the value of the assets of the Litigation Trust until the Litigation Trust Claims have been liquidated.

7.             Management of the Reorganized Debtor

Prior to the Confirmation Hearing, the Debtors will designate and disclose the identity and affiliations of the initial officers and directors of the Reorganized Debtors, and will file a designation of such officers and directors with the Bankruptcy Court.  Prior to the Confirmation Hearing, the Debtors shall designate and disclose the identity of any insider (as defined in section 101(31) of the Code) that will be employed or retained by the Reorganized Debtors, and the nature of the compensation for such insider.

8.             The Disbursing Agent

The Reorganized Debtors shall serve as disbursing agents, without bond, for purposes of making transfers and payments under this Plan, except with respect to distributions to be made by the Creditors’ Trusts, and the Litigation Trust, for which the Creditors’ Trust Trustees and the Litigation Trust Trustee, respectively, shall serve as the disbursing agents, without bond.

9.             Objections to Claims by the Reorganized Debtors

The Reorganized Debtors shall have the right and standing to (i) object to and contest the allowance of any Disputed Claim, including any alleged Secured Claim, by means of objections to Claims, and (ii) compromise and settle such objections to Disputed Claims.  The Reorganized Debtors may litigate to Final Order objections to Disputed Claims.

No distribution shall be made pursuant to the Plan to a holder of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim by a Final Order.

All objections to Disputed Claims in any Class to be filed by the Reorganized Debtors may be filed with the Court and served upon the holders of such Claims at any time prior to the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Reorganized Debtors, or by order of the Court upon a motion filed by the Reorganized Debtors, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this section, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

10.          Reorganization Projections (2)

Attached hereto as Exhibit F are pro forma cash flow projections which demonstrate that the Reorganized Debtors will have sufficient available cash to make all payments required under the Plan.

11.          Post-Confirmation Fees, Final Decree

The Reorganized Debtors shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C. § 1930(a) (6) and the filing of post-confirmation reports, until a final decree is entered.  A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

12.          Risk Factors Which May Affect Reorganization

As stated elsewhere in this Disclosure Statement, the Notes are secured and payable in the ordinary course from the Reorganized Debtors’ cash flow.  There are a number of contingencies with may affect that cash flow and the Reorganized Debtors ability to repay the Notes.

The Reorganized Debtors’ business is subject to extensive federal, state and local regulation requiring compliance with extensive and complex billing, substantiation and record-keeping requirements, governing licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, additions of new services, certain capital expenditures, the quality of services provided and the manner in which such services are provided and reimbursement for services rendered.  Changes in applicable laws and regulations, or new interpretations of existing laws and regulations, could have a material adverse effect on licensure, eligibility for participation, permissible activities, operating costs and levels of reimbursement from governmental and other sources.

Changes in the healthcare industry could adversely affect the Reorganized Debtors’ financial position and results of operations.

(2)           The Debtor is completing its feasibility projections.  These projections will be filed no later than five (5) days before the Disclosure Statement Hearing.

The Reorganized Debtors might face monetary fines, facility shutdowns or exclusion from federal or state healthcare programs for violating the federal and state laws and regulations that govern healthcare providers.

The loss of Joint Commission on Accreditation of Healthcare Organizations (“JCAHO “) accreditation could adversely affect the Reorganized Debtors’ relationships with payors and referral sources, which would affect referral, revenues and cash flow.  Many subsidiary locations, including CCG and the NCOEs, are currently JCAHO accredited.  If a location loses JCAHO accreditation, it could be in breach of its payor contracts.  Under the terms of many payor contracts, in order to continue the contractual relationship between the location and the payors, the locations must remain accredited by an authorized accrediting body.  Thus, failure to maintain JCAHO accreditation could jeopardize continued relationships with payor organizations.  Further, a loss of JCAHO accreditation could be a reflection of substandard patient care and must be reported to the Reorganizes Debtors’ various payors and referral sources if contractual conditions require accreditation.  This will adversely effect future referrals and subsequent revenue.

The alternate site healthcare industry is highly competitive and includes national, regional and local providers.  The Reorganized Debtors will compete with a number of companies in all areas where there are operations.  These competitors include major national and regional infusion companies, hospital pharmacies, independent regional and local pharmacies, hospital-based programs and numerous local providers.  Furthermore, other companies, including pharmacies, managed care organizations, hospitals, long-term care providers and healthcare providers that currently are not serving the specialty healthcare market may become competitors.

The Reorganized Debtors will also compete for qualified healthcare personnel to deliver nursing, home care and related healthcare services.  Competition for such personnel is intense.  The loss of key personnel could adversely affect revenue.

The profitability and growth of the Reorganized Debtors’ business depends on its ability to establish and maintain close working relationships with government agencies, managed care organizations, private and governmental third-party payors, hospitals, physicians, physician groups, home health agencies, long-term care facilities and other institutional healthcare providers.  The loss of existing relationships with third-party payors or the failure to continue to develop such relationships in the future could seriously harm the Reorganized Debtors’ business by reducing its revenues, earnings and potential for future growth.

The alternate site/home infusion industry generally is characterized by long collection cycles for accounts receivable.  This is because of the complex and time-consuming requirements for obtaining reimbursement from private and non- governmental third party payors.  A continuation of the lengthening of the amount of time required collecting accounts receivables from managed care organizations, the government or other payors would restrict the Reorganized Debtors’ ability to pay their liabilities as they become due.

Typically, payment is received between thirty and one hundred twenty days after rendering an invoice, although this period can be longer.  Accordingly, cash flow may at times be insufficient to meet accounts payable requirements.  Historically, the Reorganized Debtors have been required to factor its accounts receivable funds to meet its ongoing obligations and may be required to do so in the future.  The Reorganized Debtors would be seriously limited in the use of their operating cash flow if they were unable either to factor their accounts receivable on terms deemed favorable by management to meet the payable requirements.

The Reorganized Debtors’ growth and profitability depends on the ability to establish and maintain close working relationships with referral sources, including hospitals, payors, physicians and other healthcare professionals.  As managed care organizations continue to increase their market share, these organizations have become and will likely continue to become increasingly important as referral sources.  If the Reorganized Debtors are not able to successfully maintain existing referral sources or develop and maintain new referral sources, there could be a substantial decline in revenues and earnings.

The Reorganized Debtors purchase pharmaceuticals and supplies from a preferred list of vendors, and a substantial amount of its purchasing is at volume discounts.  If these existing relationships with current suppliers cannot be maintained or if alternative suppliers who will offer the same discounted prices cannot be found, the cost of purchasing products would increase, which could result in a decline in operating income.

E.            Provisions Regarding Voting Upon and Confirmation of the Plan

1.             Voting of Claims

(a)           Voting Requirements under the Bankruptcy Code

As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a Debtors.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.”  First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes A-6, A-7, B-6, B-7, C-6, and C-7 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(b)           Procedure for Voting

Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each creditor should first carefully review this Disclosure Statement and the Plan.  The creditor should then complete the portions of the Ballot indicating the Class or Classes in which the creditor’s Claim falls and the total dollar amount of the Claim.  If the creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the creditor’s vote can be properly counted.

Next, the creditor should mark in the space provided on the Ballot whether the creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the creditor, or by an officer, partner, or other authorized agent of the creditor.  Please note that the Debtors reserve the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

(c)           Mailing of Ballots

Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
P.O. Box 2034, Murray Hill Station
New York, New York, 10156-0701
Attn:  Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
419 Park Avenue South, Suite 1206
New York, NY  10016
Attn:  Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN APRIL        , 2004

AT 5:00 P.M.  ANY BALLOTS WHICH ARE RECEIVED BY DONLIN AFTER APRIL       , 2004 AT 5:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

(d)           Separate Votes by Each Impaired Class

Claims in Classes A-1.3, A-1.4, A-2, A-5, B-1.3, B-1.4, B-2, B-5, C-1.3, C-1.4, C-1.5, C-1.6, C-2, and C-5 are unimpaired under the Plan.  Holders of Claims and Interests in Classes A-6, A-7, B-6, B-7, C-6, and C-7 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes are being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan.  The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

(e)           Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

Section 1126(f) of the Bankruptcy Code provides that the Debtors need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes A-6, A-7, B-6, B-7, C-6, and C-7 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.             Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtors disclose specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold “), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Debtors believe that they will be able to consummate the Plan fully.

3.             Nonconsensual Confirmation, Cramdown

Classes A-6, A-7, B-6, B-7, C-6, and C-7 are deemed to have rejected the Plan. Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

In order to confirm a Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code that satisfies the remaining provisions of Section 1129(a) of the Bankruptcy Code, the Bankruptcy Court, on request of the Debtors, “shall” confirm the Plan if the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable “ with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule “ and the “best interests of creditors test.”

(a)           Absolute Priority Rule

To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtors believe that the Plan satisfies the absolute priority rule.  The Debtors further believe that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

(b)           Best Interest of Creditors Test; Liquidation Analysis

Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtors were to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtors would consist of the proceeds resulting from the disposition of the assets of the Debtors augmented by the cash held by the Debtors at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtors’ businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtors during the chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Cases.  Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtors during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtors believe that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case. Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtors believe that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtors assets under chapter 7 of the Bankruptcy Code.  More importantly, the Debtors’ familiarity and knowledge of the assets as well as the history related to the substantial claims it has filed against third parties in the bankruptcy court, are likely to result in a greater degree of success in maximizing the value of the Debtors’ remaining assets.

The Debtors believe that in the event of liquidation under chapter 7, the holders of Priority Claims, Unsecured Claims and existing equity interests would receive little or no distribution with respect to their claims by virtue of the Bank’s and the NCFE Entities’ senior security interests which encumber all of the Debtors’ assets.  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes A-2, A-5, B-2, B-5, C-2, and C-5 will be paid in full, and the holders of Unsecured Claims in Classes A-4, B-4, and C-4 will receive a significant distribution that would not otherwise be available in a chapter 7 case.  As set forth in the table attached hereto as Exhibit F(3), each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.             Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtors will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtors have proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code also requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtors believe that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, on April 30, 2004, at 10:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437.  At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on April      , 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtors, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA  02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to

(3)           The Debtors are completing their liquidity analysis and will file their liquidity analysis no later than five (5) days before the Disclosure Statement Hearing.

confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estates and any and all entities, including all of the Debtors’ creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

5.             Certain Tax Consequences of the Plan

The following is a general summary of certain significant federal income tax consequences of the Plan for the Debtors’ creditors.  The following summary may assist the Debtors and creditors in evaluating the effect U.S. federal income taxes may have and the financial condition of the Reorganized Debtors if the Plan is consummated.  This summary does not address the federal income tax consequences to (i) creditors whose Claims are entitled to reinstatement or payment in full in Cash, or are otherwise unimpaired under the Plan and (ii) holders of Equity Interests or Claims which are extinguished without a distribution in exchange thereof.

This summary does not discuss all aspects of federal income taxation that may be relevant to or creditors, particularly to creditors subject to special treatment under the federal income tax laws, such as tax-exempt entities, broker-dealers, mutual funds, insurance companies, small business investment companies, regulated investment companies, foreign corporations or individuals who are not citizens or residents of the United States.  This summary also does not address the tax consequences to the Bank or NCFE due to their unique positions with respect to the Debtors.  Except as expressly stated below, this discussion does not address any state, local or foreign tax matters.

This discussion is based upon information received from various sources and has not been audited or verified.  Any material inaccuracies in the information may affect the stated conclusions regarding the tax consequences of the Plan.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations (including temporary regulations) promulgated thereunder, judicial authorities and current administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

This discussion is only an overview of significant tax issues that may be expected to apply.  There are additional rules and special circumstances that may change their application and results (e.g., we are not discussing the tax consequences from the distribution or liquidation of certain non-core assets).  Moreover, the tax consequences of certain aspects of the Plan are uncertain because of the lack of applicable legal precedent.  FOR THE FOREGOING REASONS, CREDITORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES (FEDERAL, STATE, LOCAL AND FOREIGN) TO THEM OF THE PLAN.  THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR, NOR ARE THE DEBTORS OR THEIR COUNSEL

RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

Because of the complexity of the transactions contemplated by the Plan, the differences in the nature of the Claims of the various creditors, their taxpayer status and methods of accounting and prior actions taken by creditors with respect to their Claims, the described tax consequences are subject to significant uncertainties and variations in their application.  The Debtors have not received an opinion of counsel or a ruling from the IRS as to the consequences of the Plan and do not intend to seek a ruling from the IRS or opinion of counsel with respect thereto.  There can be no assurance the treatment discussed below may be accepted by the IRS.

(a)           Federal Income Tax Consequences to Holders of Claims

The federal income tax consequences of the implementation of the Plan to a creditor may depend upon a number of factors, including whether the creditor is deemed to have participated in an exchange for federal income tax purposes, the type of consideration received by the creditor in exchange for its Allowed Claim, and whether the creditor reports the income on the accrual basis.

In general, holders of Claims who receive Cash should recognize gain or loss in an amount equal to the difference between (i) the Cash received and (ii) its adjusted tax basis in the Claim.

Where gain or loss is recognized by a holder of a Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount or for the sale of inventory, and whether and to what extent the holder had previously claimed a bad debt deduction.

To the extent that any amount received by a holder of a Claim under the Plan is attributable to accrued interest not previously included in the holder’s gross income, such amount should be taxable to the holder as interest income.  Conversely, a holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest on such holder’s Claim was previously included in the holder’s gross income but was not paid in full by Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.  The extent to which the consideration received by a holder of a Claim will be attributable to accrued interest on the obligations constituting such Claim is unclear.

(b)           The Creditors ‘ Trusts.

Classification of the Creditors’ Trusts.

On February 1, 1999, proposed Treasury Regulation section 1.468B-9 (the “Proposed Regulation”) was promulgated which set forth rules relating to the tax treatment of certain escrow funds which constitute “disputed ownership funds.”  In general, a disputed ownership fund is an escrow account, trust, or fund that is not a “qualified settlement fund” (as such term is defined in Treasury Regulation section 1.468B-1(c)) and is established to hold money or property subject to conflicting claims, is subject to continuing jurisdiction of a court, and the money or property of which cannot be paid or distributed to the claimants or transferor without approval of the court.  The Proposed Regulation is proposed to be effective for disputed ownership funds established after the date the Proposed Regulation is published as final in the Federal Register.  However, under the Proposed Regulation, with respect to a disputed ownership fund established after August 16, 1986, but on or before the date of final publication in the Federal Register, the IRS will not challenge a reasonable, consistently applied method of taxation for income earned by the fund, transfers to the fund, and distributions made by the fund.

According to the Plan, the Creditors’ Trusts will be subject to the continuing jurisdiction of the Bankruptcy Court and the property transferred to each such trust can be distributed only with the approval of the Bankruptcy Court.  Moreover, according to the Plan, each trust is established for the benefit of the holders of particular Claims.  The holders of such Claims have asserted conflicting claims of ownership of, or a legal or equitable interest in, certain assets of the Debtors, and thus, such assets should be considered “disputed property” within the meaning of the Proposed Regulation.  Although not free from doubt, the Debtors believe that each Creditors’ Trust constitutes a disputed ownership fund under the Proposed Regulation.  The Plan and related documents will authorize and obligate the respective Trustees to file appropriate tax returns and pay any tax due as a result of any taxable income earned in the respective trust out of the trust estate.

For federal income tax purposes, a disputed ownership fund generally is treated as the owner of the assets it holds.  It is treated as a qualified settlement fund if all of the assets transferred to the disputed ownership fund by or on behalf of the transferors are passive assets, such as cash, cash equivalents or debt obligations.  Under section 1.468B-2 of the final regulations, a qualified settlement fund is taxable on its modified gross income at the maximum federal income tax rate for trusts.  In general, the modified income of a qualified settlement fund should not include amounts transferred by a debtor to the qualified settlement fund to resolve or satisfy a liability for which the trust was established and takes into account deductions for costs of administration of the trust.  In all other cases the disputed ownership fund is treated as a C corporation, except to the extent that the provisions of the Proposed Regulation directs otherwise, including, in general: (i) property transferred to a disputed ownership fund by, or on behalf of, the transferors should be excluded from the gross income of the fund; (ii) distributions to claimants by the fund will not be taxable events to the fund; and (iii) the fund will not be allowed a deduction for distributions to, or on behalf of, a claimant.

Pursuant to the Plan, the CDSI Creditors’ Trust and the CCS Creditors’ Trust will receive only the CDSI Note and CCS Note, respectively.  Such notes should be treated as passive assets and, thus, both trusts should be taxable as qualified settlement funds.  Pursuant to the Plan, the CCG Creditors’ Trust will receive the CCG Note, as well as the CCG Recovery Rights.  It is unlikely that the CCG Recovery Rights would be considered passive assets, and thus, although not free from doubt, the CCG Creditors’ Trust should be taxed as a C corporation (with the exceptions noted above).  Although the Creditors’ Trusts have been structured with the intention of qualifying as “disputed ownership funds” under the Proposed Regulation, it is possible that the IRS could require a different characterization of the trusts, which could result in different and possibly greater tax liability to the Creditors’ Trusts and/or the holders of Class A-4, Class B-4 and Class C-4 Claims.  No ruling has been or will be requested from the IRS concerning the tax status of the Creditors’ Trusts and there can be no assurance the IRS will not require an alternative characterization of the Creditors’ Trusts.  If the Creditors’ Trusts were determined by the IRS to be taxable not as a disputed ownership funds, the taxation of the Creditors’ Trusts and the treatment of the holders of Class A-4, Class B-4 and Class C-4 Claims could be materially different than is described herein (including requiring holders of Class A-4, Class B-4 and Class C-4 Claims to report their allocable share of net income or gain realized by the respective Creditors’ Trust in each taxable year whether or not they received any distributions from the Trust) and could have a material adverse effect on the holders of such Class A-4, Class B-4 and Class C-4 Claims.

Tax Reporting.

The Trustee of each Creditors’ Trust shall file (or cause to be filed) any statements, returns or disclosures relating to such trust that are required by any governmental unit or applicable law.

The Trustee of each Creditors’ Trust shall be authorized to collect tax and fiscal information from the trust claimants (including, without limitation, social security numbers and/or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, and the Confirmation Order expressly shall provide this authority.  Failure by any such trust claimant to furnish such information in a timely fashion will cause a waiver of some or all of such trust claimant’s rights (if any) under the Plan and the Confirmation Order.

(c)           Backup Withholding and Reporting.

The Debtors will withhold all amounts required by law to be withheld from payments made pursuant to the Plan. The Debtors will comply with all applicable reporting requirements of the Tax Code.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

F.             Executory Contracts and Unexpired Leases, Retiree Benefits; Post-Confirmation Fees and Final Decree

1.             Executory Contracts and Unexpired Leases to be Assumed

All executory contracts and unexpired leases of the Debtors set forth in Exhibit “5” to the Plan shall be assumed pursuant to the provisions of sections 365 and 1123 of the Code.  Such assumed executory contracts and unexpired leases shall, as of the Effective Date, vest in the corresponding Reorganized Debtor.  The amounts to be paid by the Debtors to “cure” (for purposes of § 365(b) of the Code) any arrearages or defaults under the contracts and leases to be assumed under this section are specified in Exhibit “5” to the Plan.  If no amount is specified for a particular contract or lease identified in Exhibit “5” to the Plan, such amount shall be deemed to be zero dollars ($0).  The Debtors reserve the right to modify Exhibit “5” to the Plan to remove any of the contracts or leases, thereby causing the rejection of such contract or lease pursuant to section VI.C of the Plan, by filing a written election not less than five (5) days prior to the Confirmation Hearing and serving such election on the parties to such contract or lease.  Any anti-assignment provision(s) in an executory contract or unexpired lease identified in Exhibit “5” to the Plan that is inconsistent with sections 365(e) and (f) of the Code, shall be of no force and effect following the Effective Date.

2.             Cure Amounts

Amounts due under section 365(b)(1)(A) of the Code with respect to any executory contract or unexpired lease assumed pursuant to section VI.A of the Plan shall be paid by the Reorganized Debtors in full, in Cash, on the Effective Date (except for amounts due under any contracts and leases that were assumed by the Debtors prior to the Confirmation Date, which amounts shall be paid in accordance with the Court’s order(s) authorizing such assumption — any unpaid obligations to cure arrearages under such contracts or leases over time shall become obligations of the Reorganized Debtors if they have not otherwise been paid or assigned to a third party prior to the Effective Date); provided, however, that as to any disputed portion of such cure amounts, payment shall be made on or as soon as practicable after such disputed portion is resolved by Final Order.

3.             Rejection of All Other Executory Contracts

All executory contracts and unexpired leases of the Debtors other than those described in section VI.A of the Plan are rejected pursuant to the Plan and the Confirmation Order.

4.             Proofs of Claim With Respect to Rejection Damages

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class A-4 (for contracts and leases which pertain to CDSI), Class B-4 (for contracts and leases which pertain to CCG), or Class C-4 (for contracts and leases which pertain to CCS) and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

5.             Compensation and Benefit Programs

Except as otherwise provided in the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Reorganized Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers’ compensation programs and life, disability and other insurance plans are treated either as executory contracts pursuant to the Plan, or as permitted under applicable non-bankruptcy law.

6.             Retiree Benefits

Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.

G.            Provisions Regarding Releases and Discharge

1.             Discharge.  The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors, including any interest accrued on Claims from the Petition Date.  Except as expressly provided in the Confirmation Order, as of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, the Debtors, the Estates, and the Reorganized Debtors shall be discharged from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan.  The discharge granted under the Plan and the injunction of section 524(a) of the Bankruptcy Code shall bar any act to enforce, collect, recover, recoup, or setoff any liability which arose prior to the Confirmation Date against the Related Debtors, their property, or their officers, directors, employees, owners, Professionals, agents, or representatives under any legal theory, including fiduciary duty, transferee or successor liability, or criminal liability.  The Creditors’ Trusts and holders of any Claims against the Debtors that arose before the Confirmation Date shall not have any right to assert any claim or cause of action against the Reorganized Debtors except to enforce the terms and provisions of this Plan.

2.             Releases of Claims.  The treatment of the Claims of the NCFE Released Parties and the Bank under the Plan represents the product of extensive negotiations between the Debtors, the NCFE Released Parties, and the Bank and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims (which have been assigned to the Bank) as set forth in the Plan, the Debtors and the Estates have granted releases under the Plan the NCFE Released Parties, the TLC Debtors, and the Bank from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtors and/or the Estates ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and the Bank.

In exchange for the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, the NCFE Released Parties and the TLC Debtors have granted releases under the Plan to the Debtors, the Estates, and the Bank (collectively, the “Released Parties”) from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected in the Plan.  The releases contained in section VIII.B of the Plan shall become effective on the Effective Date.

3.             Limitation of Liability.  Neither (a) the Debtors, nor any of its employees, officers, or directors employed as of the Effective Date, (b) the Committee, or its members acting solely in such capacity, or (c) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

H.            Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.             Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.             Executory Contract Proceedings.  To act with respect to proceedings regarding the assumption, assignment or rejection of any executory contract or unexpired lease of the Debtors pursuant to sections 365 and 1123 of the Code and Article VI of the Plan, and to determine the allowance and proper classification of any Claims arising from the resolution of any such proceedings;

3.             Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement;

4.             Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Reorganized Debtors, the Creditors’ Trusts, and the Litigation Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Creditors’ Trusts on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Creditors’ Trusts shall be served (with a 15-day period to object) on each of the members of the Committee (as constituted on the Confirmation Date) and the Office of the United States Trustee.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period, the Creditors’ Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Creditors’ Trusts is received within the 15-day period, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Creditors’ Trusts shall be paid from the assets of the applicable Creditors’ Trust after approval as specified above;

5.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to the CCG Recovery Rights or the Litigation Trust Claims, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Creditors’ Trusts, the Litigation Trust, or the Reorganized Debtors;

7.             Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.             Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the CCG Creditors’ Trust Agreement, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.             Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.          Final Decree.  To enter a final decree closing the Case.

I.              CONDITIONS PRECEDENT TO EFFECTIVENESS OF CCG PLAN AND CDSI PLAN

The Plan will not become effective with respect to CCG, and no distributions to holders of Allowed Claims against CCG will be made, unless and until a Final Order has been entered sustaining objections to all Claims of the NCFE Entities (except for the NCFE Released Parties) in their entirety; provided, however, that the Committee, in its absolute discretion, may waive this condition by filing a written election with the Court.

The Plan will not become effective with respect to CDSI, and no distributions to holders of Allowed Claims against CDSI will be made, unless and until the Med Plan becomes effective and: (1) CDSA receives 100% of the stock in CDSI pursuant to the Med Plan; and (2) the Bank receives stock and securities representing substantially all of the value of CDSA pursuant to the Med Plan.

J.             RECOMMENDATION

The Debtors believe that the Plan provides for the fair and equitable treatment of the Debtors’ creditors and shareholders, and other entities, and therefore recommend that all entities entitled to vote thereon vote to accept the Plan.

Dated: March 26, 2004

CHARTWELL DIVERSIFIED SERVICES, INC.
	By:	/s/ Roy Serpa, President
Name: Roy Serpa
Title: President

CHARTWELL CARE GIVERS, INC.

	By:	/s/ Roy Serpa, President
Name: Roy Serpa
Title: President

CHARTWELL COMMUNITY SERVICES, INC.

	By:	/s/ Roy Serpa, President
Name: Roy Serpa
Title: President

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.:	02-88564
	)		02-88568
	)		02-88570
Debtors.	)		02-88572
	)		02-88573
)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS
CHARTWELL DIVERSIFIED SERVICES, INC., CHARTWELL CARE GIVERS, INC.,
AND CHARTWELL COMMUNITY SERVICES, INC. DATED MARCH 26, 2004

Pursuant to section 1121 of the Bankruptcy Code, Chartwell Diversified Services, Inc., a Delaware corporation, Chartwell Care Givers, Inc., a Delaware corporation, and Chartwell Community Services, Inc., a Texas corporation, (collectively, the “Debtors”), propose this Joint Plan of Reorganization:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.            Specific Definitions.  A capitalized term used but not defined in this Plan that is also used in the Bankruptcy Code shall have the meaning ascribed to that term in the Bankruptcy Code.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.             “Additional Amount” means the amount, up to a maximum of $550,000, by which the total of the cash, notes and/or securities (but excluding the proceeds of any causes of action which belong to Med) provided to unsecured creditors under Med’s bankruptcy plan and the TLC Debtors’ bankruptcy plan(s) exceeds $1.8 million.

1

2.             “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtors and the Estates under 28 U.S.C. § 1930.

3.             “Administrative Claims Fund” means a fund established by the Reorganized Debtors, Med, Trestle, and Resource Pharmacy on the Effective Date for the purpose of making distributions to: (a) holders of Allowed Administrative Claims required to be made pursuant to section II.A of the Plan; (b) holders of Allowed Administrative Claims in the bankruptcy cases of Med, Trestle, and Resource Pharmacy; and (c) the Allowed Claims of Sun Capital.  To the extent that funds remain in the Administrative Claims Fund after payment of the Allowed Administrative Claims of Med, CDSI, CCG, and CCS, and the Allowed Claims of Sun Capital, such funds shall be transferred to the Med Creditors’ Trust (as defined in the Med Plan) to be used to pay Allowed Claims against Med in Class 10A as provided in the Med Plan.  The sources of funds in the Administrative Claims Fund shall be transfers pursuant to the Resource Pharmacy Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened by the Debtors or Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

4.             “AIG” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburg, P.A., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

5.             “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

6.             “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtors pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which

2

no objection has been filed on or prior to the deadlines established by sections II.B, V.E.8, and V.I of the Plan; or (c) which has otherwise been allowed by a Final Order.

7.             “Allowed Convenience Class Claim” means all or that portion of a Convenience Class Claim which is an Allowed Claim.

8.             “Allowed Personal Injury Claim” means all or that portion of a Personal Injury Claim which is an Allowed Claim.

9.             “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

10.           “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

11.           “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

12.           “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

13.           “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

14.           “Bank” means Private Investment Bank Limited.

15.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

16.           “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

17.           “Cases” means, collectively, the chapter 11 cases under the Code commenced by the Debtors on the Petition Date.

18.           “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

19.           “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

20.           “CCG Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets

3

and funds for the benefit of holders of Allowed Claims in Class B-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCG Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

21.           “CCG Creditors’ Trust Agreement” means that certain “CCG Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “1.”

22.           “CCG Creditors’ Trust Trustee” shall mean the Trustee of the CCG Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

23.           “CCG Insider Avoidance Actions” means any and all causes of action brought under sections 544 through 551, inclusive, of the Code, which may be asserted against any Insiders (as defined in section 101(31) of the Code) or Affiliates (as defined in section 101(2) of the Code) of CCG.

24.           “CCG Note” means the promissory note in the amount of $1.8 million to be issued by the Reorganized Debtors as of the Effective Date which is made payable to the CCG Creditors’ Trust solely for the benefit of Creditors in Class B-4 holding Allowed Unsecured Claims against CCG.  The CCG Note, the CDSI Note, and the CCS Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CCG Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two- year amortization.  The CCG Note shall become due one year following the Effective Date.  The principal amount of the CCG Note will be increased by the Additional Amount, which Additional Amount shall be due and payable one year from the Effective Date (the Additional Amount shall not affect the calculation of quarterly payments otherwise due on the CCG Note).

25.           “CCG Recovery Rights” means any and all causes of action held by CCG and its Estate to subordinate Claims under section 510 of the Code, and causes of action held by

4

CCG and its Estate brought under sections 544 through 551, inclusive, of the Code, except for the CCG Insider Avoidance Actions.

26.           “CCS” means Chartwell Community Services, Inc., a Texas corporation.

27.           “CCS Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class C-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCS Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

28.           “CCS Creditors’ Trust Agreement” means that certain “CCS Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

29.           “CCS Creditors’ Trust Trustee” shall mean the Trustee of the CCS Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

30.           “CCS Note” means the promissory note in the amount of $350,000 to be issued by the Reorganized Debtors as of the Effective Date, which is made payable to the CCS Creditors’ Trust solely for the benefit of Creditors in Class C-4 holding Allowed Unsecured Claims against CCS.  The CCS Note, the CDSI Note, and the CCG Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter- Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CCS Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CCS Note shall become due one year following the Effective Date.

31.           “CDSA” means CDS Acquisition, Inc., a Delaware corporation.

32.           “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

5

33.           “CDSI Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class A-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CDSI Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

34.           “CDSI Creditors’ Trust Agreement” means that certain “CDSI Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2”

35.           “CDSI Creditors’ Trust Trustee” shall mean the Trustee of the CDSI Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

36.           “CDSI Note” means the promissory note in the amount of $250,000 to be issued by the Reorganized Debtors as of the Effective Date, which is made payable to the CDSI Creditors’ Trust solely for the benefit of Creditors in Class A-4 holding Allowed Unsecured Claims against CDSI.  The CDSI Note, the CCG Note, and the CCS Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter- Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CDSI Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CDSI Note shall become due one year following the Effective Date.

37.           “CHT” means Chartwell Home Therapies, L.P., a Massachusetts limited partnership.

38.           “CHT Administrative Claims” means the Administrative Claims of CHT asserted against the Debtors pursuant to that certain Proceeds Distribution Agreement dated June 6, 2003.

39.           “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated,

6

unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

40.           “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

41.           “CMS” means the Division of Financial Management, Centers for Medicare and Medicaid Services, United States Department of Health and Human Services.

42.           “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

43.           “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in CCG’s Case, as it may be constituted from time to time.

44.           “Confirmation Date” means the date of entry of the Confirmation Order.

45.           “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

46.           “Convenience Class Claim” means any Unsecured Claim that is asserted against the Debtors in an amount that is less than $100, or any Unsecured Claim the holder of which has agreed to accept $100 or less in full satisfaction of such Claim.

47.           “Court” means the United States Bankruptcy Court for the Eastern District of New York.

48.           “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

49.           “Creditors’ Trusts” means, collectively, the CDSI Creditors’ Trust, the CCG Creditors’ Trust, and the CCS Creditors’ Trust.

7

50.           “Creditors’ Trust Agreements” means, collectively, the CDSI Creditors’ Trust Agreement, the CCG Creditors’ Trust Agreement, and the CCS Creditors’ Trust Agreement.

51.           “Creditors’ Trust Trustees” means, collectively, the CDSI Creditors’ Trust Trustee, the CCG Creditors’ Trust Trustee, and the CCS Creditors’ Trust Trustee.

52.           “Debtors” means, collectively, CDSI, CCG, and CCS, whether as debtor or as debtor-in-possession.

53.           “Disclosure Statement” means the “Disclosure Statement Regarding the First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

54.           “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

55.           “Effective Date” means the later of: (a) the eleventh (11th) day after the Confirmation Date if it is a Business Day, or if it is not a Business Day, the first Business Day thereafter; and (b) the first Business Day on which the Confirmation Order becomes a Final Order.  This Plan will not become effective with respect to CCG and CDSI, and no distributions to holders of Allowed Claims against CCG or CDSI will be made, unless and until the conditions described in Article IX of this Plan occurs.

56.           “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

57.           “Estate” or “Estates” means the estate(s) created by section 541(a) of the Code upon the Petition Date.

8

58.           “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

59.           “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

60.           “Insurance Policy” means any insurance policy held by the Debtors.

61.           “Interest” means: (a) the common or preferred stock or any ownership rights in the common or preferred stock of any Debtor; and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of any Debtor.

62.           “Interest Holder” means the holder of an Interest.

63.           “Inter-Trust Creditor Agreement” means that certain “Inter-Trust Creditor Agreement,” a true and correct copy of which is attached hereto as Exhibit “6.”

64.           “Litigation Trust” means that trust established in accordance with section V.F hereof, and which, after the Effective Date, will hold and prosecute certain claims for the benefit of the Bank in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

65.           “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “4.”

66.           “Litigation Trust Claims” means: (a) any claims and causes of action of the Debtors against the Insiders (as defined in section 101(31) of the Code) of Med; (b) the CCG Insider Avoidance Actions; (c) the Other Recovery Rights; and (d) the Transferred Claims.

67.           “Litigation Trust Trustee” shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

9

68.           “Med Plan” means the “First Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated March 26, 2004” filed in Med’s bankruptcy case which is pending in this Court.

69.           “Med” means Med Diversified, Inc., a Nevada corporation.

70.           “NCFE Entities” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, NPF Capital, TegCo Investments LLC, TEGRx, Inc., Home Medical of America, Nations Healthcare, Inc., Infusion Management Systems, Lance Poulsen, Rebecca Parrett, Hal Pote, Don Ayers, JP Morgan Chase, and Bank One, and any of their affiliates, subsidiaries, shareholders, officers, and directors.

71.           “NCFE Released Parties” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

72.           “Net Recoveries” means the Cash actually received by the CCG Creditors’ Trust on account of the CCG Recovery Rights, less the costs of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such CCG Recovery Rights.

73.           “New CDSI Common Stock” means all shares of common stock, par value $0.001 per share, of CDSI on or after the Effective Date, which may be issued in accordance with section V.B of the Plan.

74.           “Other Recovery Rights” means any and all causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551, inclusive, of the Code, except for the CCG Recovery Rights.

75.           “Personal Injury Claims” means any Claim for death or personal injury, including all related Claims for damages, consequential damages, punitive damages, and attorneys’ fees and costs.

76.           “Petition Date” means November 27, 2002.

10

77.           “Plan” means this “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

78.           “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim, which, if allowed, would be entitled to priority under section 507(a) of the Code.

79.           “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

80.           “Professionals” means those Entities (a) employed in the Cases under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtors or the Estates.

81.           “Related Debtors” means, collectively, the Debtors, Med, Trestle, and Resource Pharmacy.

82.           “Reorganized Debtors” means, collectively, CDSI, CCG, and CCS, on and after the Effective Date.

83.           “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

84.           “Resource Plan” means the “First Amended Plan of Liquidation of Resource Pharmacy, Inc. Dated March 26, 2004” filed in Resource Pharmacy’s bankruptcy case which is pending in this Court.

85.           “Secured Claim” means a Claim secured by a lien on any property of any of the Estates, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount

11

of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

86.           “Subordinated Claim” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the subordination of a Claim is inappropriate, such Claim shall be treated as an Unsecured Claim in Class A-4, B-4, or C-4, as applicable.

87.           “Sun Capital” means Sun Capital Health Care, Inc.

88.           “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

89.           “TLC Debtors” means Tender Loving Care Health Care Services, Inc., a Delaware corporation; T.L.C. Home Health Care, Inc., a Florida corporation; Albert Gallatin Home Care, Inc., a Delaware corporation; Staff Builders, Inc., a New York corporation; Staff Builders International, Inc., a New York corporation; Careco, Inc., a Massachusetts corporation; Tender Loving Care Home Care Services, Inc., a New York corporation; T.L.C. Midwest, Inc., a Delaware corporation; U.S. Ethicare Corp., a Delaware corporation; T.L.C. Medicare Services of Dade, Inc., a Florida corporation; T.L.C. Medicare Services of Broward, Inc., a Florida corporation; U.S. Ethicare Chautauqua Corp., a New York corporation; Ethicare Certified Services, Inc., a New York corporation; U.S. Ethicare Erie Corp., a New York corporation; U.S. Ethicare Niagara Corp., a New York corporation; S.B.H.F., Inc., a New York corporation; Staff Builders Services, Inc., a New York corporation; Staff Builders Home Health Care, Inc., a Delaware corporation; St. Lucie Home Health Agency, Inc., a Florida corporation; and A Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

12

90.           “Transferred Claims” means those claims and causes of action that are transferred to the Litigation Trust pursuant to the terms of the Trestle Plan, the Resource Plan, and the Med Plan.

91.           “Trestle” means Trestle Corporation, a Delaware corporation.

92.           “Trestle Plan” means the “First Amended Plan of Liquidation of Trestle Corporation Dated March 26, 2004” filed in Trestle’s bankruptcy case which is pending in this Court.

93.           “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan and the Creditors’ Trust Agreements which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property that have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

94.           “Unsecured Claim” means a Claim that is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.            Interpretation, Rules of Construction, and Computation of Time

1.             Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.             Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.             The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.             Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

13

5.             Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.             Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.             Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.             The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.             In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.           All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.           The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.           Unless otherwise specified in the Plan, whenever a distribution of property must be made, or an act required on a particular date, the distribution or act shall occur on such date, or as soon as practicable thereafter.

ARTICLE II

PAYMENT OF ADMINISTRATIVE EXPENSES

AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.            Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable, will pay to each Creditor holding an Allowed Administrative Claim (other than the CHT Administrative Claims), unless that Creditor agrees to different treatment, Cash equal to the

14

unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors (other than the CHT Administrative Claims) shall be paid in full and performed by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtors’ Cash and the Administrative Claims Fund.

The CHT Administrative Claims, in which the Bank holds a first priority security interest, shall be deemed satisfied through the treatment of the Bank’s Claims and the NCFE Released Parties’ Claims (which have been assigned to the Bank) under the Plan, and the CHT Administrative Claims shall be canceled as of the Effective Date.

B.            Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtors and the Reorganized Debtors shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estates, the Administrative Claims Funds, the Reorganized Debtors, the Creditors’ Trusts, the Litigation Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

15

Any Claim arising on or after the Confirmation Date shall be asserted against the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust, as applicable, and shall not be dealt with under this Plan.

C.            Allowed Tax Claims.  Unless the holder of such a Claim agrees otherwise, the Reorganized Debtors shall pay each holder of an Allowed Tax Claim against the Estates deferred Cash payments of a value, as of the Effective Date, equal to such Allowed Tax Claim.  The Reorganized Debtors shall pay interest on Allowed Tax Claims at the rate set forth in 26 U.S.C. § 6621 existing on the Confirmation Date (estimated to be 4.6% per annum).  Such deferred Cash payments shall fully amortize each Allowed Tax Claim, with interest, over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim.  Interest shall begin to accrue on the outstanding amount of each such Claim as of the Effective Date and shall continue until each such Claim is paid in full.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

A.            Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtors and with respect to all property of the Debtors and the Estates, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtors, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Unless specifically designated as an obligation of a particular Debtor or a particular Reorganized Debtor, obligations created under this Plan shall be joint and several obligations of all of the Reorganized Debtors.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

16

B.            Classification.  Allowed Claims and Interests are divided into the following Classes.  Claims against CDSI and Interests in CDSI are included in Classes labeled beginning with the letter “A”; Claims against CCG and Interests in CCG are included in Classes labeled beginning with the letter “B”; and Claims against CCS and Interests in CCS are included in Classes labeled beginning with the letter “C”.

CDSI Claims and Interests

1.             Class A-1.1 Claims (Secured Claims of the Bank).  Class A-1.1 consists of the Allowed Secured Claims of the Bank against CDSI.

2.             Class A-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class A-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CDSI.

3.             Class A-1.3 Claims (Secured Claims of AIG).  Class A-1.3 consists of the Allowed Secured Claims of AIG against CDSI.

4.             Class A-1.4 Claims (Secured Claims of Sun Capital).  Class A-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

5.             Class A-1.5 Claims (Other Secured Claims).  Class A-1.5 consists of all Secured Claims against CDSI other than Claims in Classes A-1.1 through A-1.4.  Each holder of an Allowed Secured Claim against CDSI shall be deemed to be a separate sub-class of Class A-1.5.

6.             Class A-2 Claims (Priority Claims).  Class A-2 consists of all Allowed Priority Claims against CDSI.  Class A-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

7.             Class A-3 Claims (Unsecured Personal Injury Claims).  Class A-3 consists of all Allowed Personal Injury Claims against CDSI.

8.             Class A-4 Claims (Other Unsecured Claims).  Class A-4 consists of all Allowed Claims against CDSI (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class A-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CDSI for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security

17

interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

9.             Class A-5 Claims (Unsecured Convenience Class Claims).  Class A-5 consists of all Allowed Convenience Class Claims against CDSI.

10.           Class A-6 Claims (Subordinated Claims).  Class A-6 consists of all Allowed Subordinated Claims against CDSI.

11.           Class A-7 Claims (Inter-Debtor Claims).  Class A-7 consists of all Allowed Claims of any Related Debtor (other than CDSI) against CDSI.

12.           Class A-8 Interests.  Class 8 consists of all Interests in CDSI.

CCG Claims and Interests

13.           Class B-1.1 Claims (Secured Claims of the Bank).  Class B-1.1 consists of the Allowed Secured Claims of the Bank against CCG.

14.           Class B-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class B-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCG.

15.           Class B-1.3 Claims (Secured Claims of CMS).  Class B-1.3 consists of the Allowed Secured Claims of CMS against CCG.

16.           Class B-1.4 Claims (Secured Claims of Sun Capital).  Class B-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

17.           Class B-1.5 Claims (Other Secured Claims).  Class B-1.5 consists of all Secured Claims against CCG other than Claims in Classes B-1.1 through B-1.4.  Each holder of an Allowed Secured Claim against CCG shall be deemed to be a separate sub-class of Class B-1.5.

18.           Class B-2 Claims (Priority Claims).  Class B-2 consists of all Allowed Priority Claims against CCG.  Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

19.           Class B-3 Claims (Unsecured Personal Injury Claims).  Class B-3 consists of all Allowed Personal Injury Claims against CCG.

18

20.           Class B-4 Claims (Other Unsecured Claims).  Class B-4 consists of all Allowed Claims against CCG (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class B-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCG for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

21.           Class B-5 Claims (Unsecured Convenience Class Claims).  Class B-5 consists of all Allowed Convenience Class Claims against CCG.

22.           Class B-6 Claims (Subordinated Claims).  Class B-6 consists of all Allowed Subordinated Claims against CCG.

23.           Class B-7 Claims (Inter-Debtor Claims).  Class B-7 consists of all Allowed Claims of any Related Debtor (other than CCG) against CCG.

24.           Class B-8 Interests.  Class 8 consists of all Interests in CCG.

CCS Claims and Interests

25.           Class C-1.1 Claims (Secured Claims of the Bank).  Class C-1.1 consists of the Allowed Secured Claims of the Bank against CCS.

26.           Class C-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class C-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCS.

27.           Class C-1.3 Claims (Secured Claims of Carrollton-Farmers Branch Independent School District).  Class C-1.3 consists of the Allowed Secured Claims of Carrollton-Farmers Branch Independent School District against CCS.

28.           Class C-1.4 Claims (Secured Claims of Weingarten Realty Investors).  Class C-1.4 consists of the Allowed Secured Claims of Weingarten Realty Investors against CCS.

29.           Class C-1.5 Claims (Secured Claims of Low/Fifty Construction).  Class C-1.5 consists of the Allowed Secured Claims of Low/Fifty Construction against CCS.

19

30.           Class C-1.6 Claims (Secured Claims of Sun Capital).  Class C-1.6 consists of the Allowed Secured Claims of Sun Capital against CDSI.

31.           Class C-1.7 Claims (Other Secured Claims).  Class C-1.7 consists of all Secured Claims against CCS other than Claims in Classes C-1.1 through C-1.6.  Each holder of an Allowed Secured Claim against CCS shall be deemed to be a separate sub-class of Class C-1.7.

32.           Class C-2 Claims (Priority Claims).  Class C-2 consists of all Allowed Priority Claims against CCS.  Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

33.           Class C-3 Claims (Unsecured Personal Injury Claims).  Class C-3 consists of all Allowed Personal Injury Claims against CCS.

34.           Class C-4 Claims (Other Unsecured Claims).  Class C-4 consists of all Allowed Claims against CCS (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class C-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCS for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

35.           Class C-5 Claims (Unsecured Convenience Class Claims).  Class C-5 consists of all Allowed Convenience Class Claims against CCS.

36.           Class C-6 Claims (Subordinated Claims).  Class C-6 consists of all Allowed Subordinated Claims against CCS.

37.           Class C-7 Claims (Inter-Debtor Claims).  Class C-7 consists of all Allowed Claims of any Related Debtor (other than CCS) against CCS.

38.           Class C-8 Interests.  Class 8 consists of all Interests in CCS.

20

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Treatment of CSDI Claims and Interests

A.            Class A-1.1 Claims of the Bank

Class A-1.1 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

B.            Class A-1.2 Claims of the NCFE Related Parties

Class A-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the

21

Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

C.            Class A-1.3 Claims of AIG

Class A-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the

22

Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

D.            Class A-1.4 Claims of Sun Capital

Class A-1.4 is unimpaired.  To the extent that the Allowed Class A-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

E.         Class A-1.5 Claims of Other Secured Creditors

Class A-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

23

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

F.             Class A-2 Priority Claims

Class A-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

G.            Class A-3 Unsecured Personal Injury Claims

Class A-3 is impaired.  Holders of Claims in Class A-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class A-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

H.            Class A-4 Other Unsecured Claims

Class A-4 is impaired.  The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The payments to be made to the CDSI Creditors’ Trust by the Reorganized Debtors pursuant to the CDSI Note shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

24

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

I.              Class A-5 Unsecured Convenience Class Claims

Class A-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

J.             Class A-6 Subordinated Claims

Class A-6 is impaired.  Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.

K.            Class A-7 Inter-Debtor Claims

Class A-7 is impaired.  Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.

L.             Class A-8 Interests

Class A-8 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

Treatment of CCG Claims and Interests

M.           Class B-1.1 Claims of the Bank

Class B-1.1 is impaired.  On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights,

25

provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

N.            Class B-1.2 Claims of the NCFE Released Parties

Class B-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights

26

(this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims), provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

O.            Class B-1.3 Claims of CMS

Class B-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all

27

action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

P.             Class B-1.4 Claims of Sun Capital

Class B-1.4 is unimpaired.  To the extent that the Allowed Class B-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

Q.            Class B-1.5 Claims of Other Secured Creditors

Class B-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty

28

(60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

R.            Class B-2 Priority Claims

Class B-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

S.             Class B-3 Unsecured Personal Injury Claims

Class B-3 is impaired.  Holders of Claims in Class B-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class B-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

T.            Class B-4 Other Unsecured Claims

Class B-4 is impaired.  The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an

29

amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the payments to be made to the CCG Creditors’ Trust by the Reorganized Debtors pursuant to the CCG Note, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4.  The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

U.            Class B-5 Unsecured Convenience Class Claims

Class B-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

V.            Class B-6 Subordinated Claims

Class B-6 is impaired.  Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.

W.           Class B-7 Inter-Debtor Claims

Class B-7 is impaired.  Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.

X.            Class B-8 Interests

Class B-8 is impaired.  The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any

30

monies or other consideration on account of such Interests.  Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

Treatment of CCS Claims and Interests

Y.            Class C-1.1 Claims of the Bank

Class C-1.1 is impaired.  On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Z.            Class C-1.2 Claims of the NCFE Released Parties

Class C-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

31

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

AA.        Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

Class C-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

32

BB.          Class C-1.4 Claims of Weingarten Realty Investors

Class C-1.4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

CC.          Class C-1.5 Claims of Low/Fifty Construction

Class C-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty

33

(60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

DD.         Class C-1.6 Claims of Sun Capital

Class C-1.6 is unimpaired.  To the extent that the Allowed Class C-1.6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

EE.          Class C-1.7 Claims of Other Secured Creditors

Class C-1.7 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured

34

Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

FF.          Class C-2 Priority Claims

Class C-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

GG.          Class C-3 Unsecured Personal Injury Claims

Class C-3 is impaired.  Holders of Claims in Class C-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class C-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

HH.         Class C-4 Other Unsecured Claims

Class C-4 is impaired.  The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

35

The payments to be made to the CCS Creditors’ Trust by the Reorganized Debtors pursuant to the CCS Note shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

II.            Class C-5 Unsecured Convenience Class Claims

Class C-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

JJ.            Class C-6 Subordinated Claims

Class C-6 is impaired.  Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.

KK.         Class C-7 Inter-Debtor Claims

Class C-7 is impaired.  Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.

LL.          Class C-8 Interests

Class C-8 is impaired.  The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

36

ARTICLE V

IMPLEMENTATION OF THE PLAN AND

EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(A), (B), (D), (E) and (J), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5), 1145(a), and all other applicable sections of the Code.

B.            Transfer of Right to Net Recoveries

On the Effective Date, or as soon thereafter as practicable, the right to receive 25% of the Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Bank on account of the Bank’s Class B-1.1 and B-1.2 Claims, subject to the provisions regarding payment of such portion of the Net Recoveries set forth in Sections IV.M and IV.N hereof.

C.            The Reorganized Debtors

On the Effective Date, except for those assets and causes of action transferred to the Bank, the Creditors’ Trusts and the Litigation Trust pursuant to sections V.B, V.E.2 and V.F.2 of the Plan, title to all assets, properties, and business operations of the Debtors and of the Estates shall revest in each respective Reorganized Debtor, and thereafter, the Reorganized Debtors shall own and retain such assets free and clear of all liens and Claims, except as expressly provided in the Plan.  From and after the Effective Date, except as otherwise described in this Plan, the Reorganized Debtors shall own and operate such assets without further supervision by or jurisdiction of this Court.  From and after the Effective Date, in accordance with the terms of this Plan and the Confirmation Order, the Reorganized Debtors shall perform all obligations under all executory contracts and unexpired leases assumed in accordance with Article VI of the Plan.

The sources of funds for payment of all Allowed Administrative Claims to be paid on the Effective Date pursuant to the Plan shall be the Administrative Claims Fund.  Pursuant to the terms of the Trestle Plan and Resource Plan, Trestle and Resource Pharmacy shall transfer Cash to the Administrative Claims Fund on the Effective Date sufficient to make all required Effective Date payments to holders of Allowed Administrative Claims.

In addition, the Reorganized Debtors shall issue all necessary shares of the New CDSI Common Stock, if applicable, and are authorized to execute any and all agreements necessary for the consummation of the Plan.

37

D.            Securities Laws

The Reorganized Debtors may, under certain circumstances, be required to register or otherwise report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly be required to file with the SEC and send to the holders of New CDSI Common Stock certain periodic reports and other information pursuant to the Exchange Act.  It is anticipated that the Reorganized Debtors will not be required to register or report under the Exchange Act.

E.             The Creditors’ Trusts

1.             Purpose of the CCG Creditors’ Trust.  The CCG Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the CCG Creditors’ Trust Agreement.  The purpose of the CCG Creditors’ Trust is to receive and disburse the proceeds of the CCG Note to holders of Allowed Claims in Class B-4 pursuant to the Plan, and to prosecute the CCG Recovery Rights and distribute any Net Recoveries obtained thereby(a) with respect to the 25% share of the Net Recoveries held by the Bank, to or for the benefit of the Bank, subject to and in accordance with the provisions of Sections IV.M and IV.N hereof and (b) with respect to the 75% share of the Net Recoveries held by the CCG Creditor’s Trust, to the holders of Allowed Claims in Class B-4, in each case in accordance with Article IV of the Plan.  The CCG Creditors’ Trust shall also be responsible for objecting to Claims in Class B-4, if appropriate.

2.             Transfers of CCG Recovery Rights and Right to Net Recoveries; Payments to the CCG Creditors’ Trust by Reorganized Debtors.  On the Effective Date, or as soon thereafter as practicable, the CCG Recovery Rights and the right to receive 75% of the Net Recoveries shall be irrevocably assigned, transferred and conveyed to the CCG Creditors’ Trust.  Notwithstanding any other provision of the Plan, the CCG Creditors’ Trust Trustee shall have the right in his/her/its sole and absolute discretion to prosecute, compromise, settle and release the CCG Recovery Rights.  The CCG Creditors’ Trust Trustee shall have no obligation or liability to any Creditor or party-in-interest, including without limitation the Bank, for his/her/its decision not to prosecute or to compromise or release any of the CCG Recovery Rights.  Payments on the

38

CCG Note shall be made by the Reorganized Debtors to the CCG Creditors’ Trust in accordance with the terms of the Plan.

3.             Purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust.  The CDSI Creditors’ Trust and the CCS Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the applicable Creditors’ Trust Agreements.  The purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust is to receive and disburse the proceeds of the CDSI Note and CCS Note to holders of Allowed Claims in Classes A-4 and C-4, respectively, pursuant to the Plan.  The CDSI Creditors’ Trust and CCS Creditors’ Trust also shall be responsible for objecting to Claims in Classes A-4 and C-4, if appropriate.

4.             Payments to the CDSI Creditors’ Trust and CCS Creditors’ Trust by Reorganized Debtors.  Payments on the CDSI Note and CCS Note shall be made by the Reorganized Debtors to the CDSI Creditors’ Trust and CCS Creditors’ Trust in accordance with the terms of the Plan.

5.             Management and Powers of the Creditors’ Trusts; Substitution of Parties.  After the Effective Date, the affairs of the Creditors’ Trusts and all assets held or controlled by the Creditors’ Trusts shall be managed under the direction of the applicable Creditors’ Trust Trustees in accordance with the terms of the Creditors’ Trust Agreements.  The authority and powers of the Creditors’ Trust Trustees shall include, without limitation, the authority and power: (a) to object to Claims in Classes A-4, B-4, and C-4 (a trustee of a Creditors’ Trust shall object only to Claims that would otherwise be paid from the applicable Creditors’ Trust), and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise); (b) in the case of the CCG Creditors’ Trust Trustee, to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3) of the Code, of the CCG Recovery Rights assigned to the CCG Creditors’ Trust; (c) in the case of the CCG Creditors’ Trust Trustee, to compromise and settle of any such CCG Recovery Rights assigned to the CCG Creditors’ Trust; (d) to effect distributions under the Plan to the holders of Allowed Claims in Classes A-4, B-4, and C-4, as applicable; (e) to participate in any post-Confirmation

39

Date motions to amend or modify the Plan or the Creditors’ Trust Agreements, or appeals from the Confirmation Order as it relates to the classes of Claims to be paid from the Creditors’ Trusts; and (f) to participate in actions to enforce or interpret the Plan as it relates to classes of Claims to be paid from the Creditors’ Trusts.

On and after the Effective Date, the Creditors’ Trust Trustees shall be deemed to be substituted as the objecting parties for all pending objections to Claims in Classes A-4, B-4, and C-4 (the appropriate Creditors’ Trust Trustee shall correspond to whichever Creditors’ Trust is responsible for payment of the Claim, if allowed).

If the holder of a Disputed Claim in Classes A-4, B-4, or C-4 and the applicable Creditors’ Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, provided that the face amount of the Disputed Claim is less than $50,000, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim that was filed in a face amount greater than or equal to $50,000, or the proposed settlement amount exceeds the face amount of such Disputed Claim, then the applicable Creditors’ Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to each of the members of the Committee (as constituted on the Confirmation Date), the Office of the United States Trustee, and counsel for the Reorganized Debtors.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.  If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

6.             Establishment of Reserve.  Pursuant to the terms of the Creditors’ Trust Agreements, the Creditors’ Trust Trustees shall maintain a reserve in trust for the payment of any

40

administrative expenses of the Creditors’ Trusts, taxes, and any Disputed Claims, which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Creditors’ Trust Agreements.

7.             Employment of Professionals.  The Creditors’ Trust Trustees are authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Creditors’ Trusts as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Creditors’ Trusts without further notice, hearing or approval of the Court except as set forth in the Creditors’ Trust Agreements.

8.             Objections to Claims by the Creditors’ Trusts.  All objections to Disputed Claims in Classes A-4, B-4, and C-4 to be filed by the Creditors’ Trust Trustees shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the applicable Creditors’ Trust, or by order of the Court upon a motion filed by the applicable Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Claims to which the objection is made.  If no objection has been filed to a proof of claim by the objection bar dates established in this paragraph, the Claim to which such proof of claim relates shall be treated as an Allowed Claim for all purposes under the Plan.

9.             Payments to the Bank.  The Trustee shall make payments to the Bank on account of its right to receive a 25% share of the Net Recoveries or shall apply such share of the Net Recoveries to repay the CCG Note, the CDSI Note, or the CCS Note, in accordance with Article IV of the Plan, as soon as practicable after the Net Recoveries are obtained or determined.

41

10.           Distributions to Creditors.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Creditors’ Trust Agreements.

(a)           Reserve for Unpaid Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, and subject to the discretion of the Creditors’ Trust Trustees, on the one hundred twenty first (121st) day after the Effective Date, or as soon as practicable thereafter, the Creditors’ Trust Trustees shall distribute to the holders of Allowed Claims in Classes A-4, B-4, and C-4 any property required to be distributed to such holders under the Plan (and in accordance with Creditors’ Trust Agreements).

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim, which becomes an Allowed Claim after the Effective Date, on or as soon as practicable after the date on which a Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims of the same Class under the Plan and the applicable Creditors’ Trust Agreement.

(d)           Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Creditors’ Trust Trustees shall make additional quarterly distributions (to be made every third month following the Initial Distribution Date) to the holders of Allowed Claims in Classes A-4, B-4, and C-4, of the Cash then held in the respective Creditors’ Trusts (after reasonable reserves to pay the expenses [including, but not limited to, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objecting to Claims], debts, charges, liabilities, and obligations of each Creditors’ Trust have been made in the reasonable discretion of the Trustee of such Creditors’ Trust), provided that each distribution

42

to a single Creditor must exceed $25.00 and any distribution which is less than $25.00 shall be withheld and carried-over to the next distribution date.  Notwithstanding the foregoing, the final distribution to any Creditor shall be made even if it is less than $25.00.

(e)           Unclaimed Property.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto, after which time the holder of an Allowed Claim entitled to such Unclaimed Property shall cease to be entitled thereto.  Thereafter, all right, title and interest therein shall vest in the Creditors’ Trusts for redistribution in accordance with the Plan and the applicable Creditors’ Trust Agreement.  After the expiration of 180 days following the date of an attempted distribution of Unclaimed Property, each Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety.

(f)            Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Creditors’ Trusts any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Creditors’ Trust Trustees, in his/her/its sole and absolute discretion, shall have been delivered to the Creditors’ Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)           Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Classes A-4, B-4, and C-4, and after all payments to be made by the Reorganized Debtors to the Creditors’ Trusts on account of the CCG Note, the CDSI Note, and the CCS Note have been received by the Creditors’ Trusts, and after the payment of all expenses and other obligations of the Creditors’ Trusts, and after the CCG Recovery Rights have all been resolved or abandoned and the Bank’s share of the Net Recoveries has been distributed (if applicable under sections IV.M and IV.N of the Plan), the Creditors’ Trust Trustees shall make Pro Rata distributions of all remaining assets of the Creditors’ Trusts to holders of Allowed

43

Claims in Classes A-4, B-4, and C-4 in accordance with the Plan and the Creditors’ Trust Agreements.

(h)           Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Creditors’ Trusts, the Litigation Trust, or the Administrative Claims Fund under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by a Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the applicable Creditors’ Trust and against no other assets or person (including the Creditors’ Trust Trustees), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

11.           Certain Tax Matters.  For all federal and state income tax purposes, the Debtors and/or the Reorganized Debtors shall report and treat the transfers of property (other than their own debt instruments) to each Creditors’ Trust as sales of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, in each case the transferred assets shall be deemed to have the fair market values determined by the Debtors or the Reorganized Debtors, as appropriate, in their absolute and sole discretion, and such valuations shall be used by Debtors and/or the Reorganized Debtors and the Creditors’ Trust.  The Creditors’ Trusts shall be deemed to be “disputed ownership funds” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtors or Reorganized Debtors, as appropriate, shall prepare, make, and file with the IRS, with copies to the appropriate

44

Creditors’ Trust Trustee, any statement required by Proposed Treasury Regulations section 1.468B-9.  Any such statements shall be consistent with the provisions of the Plan and the Debtors’ or Reorganized Debtors’ determinations of the fair market values of the property conveyed to the Trustee of the Creditors’ Trusts.

F.         The Litigation Trust

1.             Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the Effective Date pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is to prosecute the Litigation Trust Claims and distribute to the Bank any proceeds therefrom net of all claims and expenses of the Litigation Trust Trustee (after repayment of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Litigation Trust Claims.  Payments of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note that shall be made from the net proceeds of any recoveries on the Litigation Trust Claims shall be made Pro Rata (based on the outstanding amounts due on such notes) until fully repaid.  Thereafter, all net proceeds from the Litigation Trust Claims shall be turned over to the Bank by the Litigation Trust Trustee.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from proceeds from the Litigation Trust Claims, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

2.             Transfers of the Litigation Trust Claims to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Litigation Trust Claims shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.             Management and Powers of the Litigation Trust; Substitution of Parties.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Litigation Trust Claims assigned to the Litigation Trust; (b) the compromise and settlement of any such Litigation Trust Claims

45

assigned to the Litigation Trust; (c) the distribution of net proceeds from the Litigation Trust Claims to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

On and after the Effective Date, the Litigation Trust Trustee shall be deemed to be substituted as the plaintiff or party- in- interest, as applicable, for all pending Litigation Trust Claims.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against Med under the terms of the Med Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee (as defined in the Med Plan) notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

4.             Employment of Professionals.  The Litigation Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Litigation Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Litigation Trust without further notice, hearing or approval of the Court except as set forth in the Litigation Trust Agreement.

5.             Prosecution of the Litigation Trust Claims.  Pursuant to the Confirmation Order, on the Effective Date, the Debtors will irrevocably assign, transfer and convey to the Litigation Trust the Litigation Trust Claims.  The Litigation Trust shall have the full power and

46

authority to initiate, prosecute, compromise or otherwise resolve any and all Litigation Trust Claims, and all fees, costs, and expenses incurred in respect of the investigation, initiation, and prosecution of such claims shall be payable and paid solely by the Litigation Trust, with all net proceeds derived therefrom to be distributed directly to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note).

6.             Certain Tax Matters.  The Trustee shall report the Litigation Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45 and as a “grantor trust,” with the Bank and/or the Reorganized Debtors treated as the grantors and the deemed owners of the Litigation Trust.  The transfer of the Litigation Trust Claims to the Litigation Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Bank and/or the Reorganized Debtors, followed by a deemed transfer by the Bank and/or the Reorganized Debtors to the Litigation Trust.  The Litigation Trust Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Litigation Trust and the Litigation Trust Trustee, the Debtors, and the Bank and/or the Reorganized Debtors shall use such valuations for all federal and state tax purposes.

All of the Litigation Trust’s income shall be subject to federal income tax on a current basis and the Trust’s income shall be allocated to, and reported as income by, the Bank and/or the Reorganized Debtors based upon their respective claims to such income.  The Litigation Trust shall distribute to the Bank and/or the Reorganized Debtors at least annually such net income and net proceeds from the sale of assets of the Litigation Trust as are in excess of an amount of Cash maintained in reserve in the Litigation Trust to cover reasonably necessary expenses of prosecuting, compromising or settling the Litigation Trust Claims and otherwise maintaining the value of the assets of the Litigation Trust until the Litigation Trust Claims have been liquidated.

G.            Management of the Reorganized Debtor

Prior to the Confirmation Hearing, the Debtors will designate and disclose the identity and affiliations of the initial officers and directors of the Reorganized Debtors, and will file a

47

designation of such officers and directors with the Bankruptcy Court.  Prior to the Confirmation Hearing, the Debtors shall designate and disclose the identity of any insider (as defined in section 101(31) of the Code) that will be employed or retained by the Reorganized Debtors, and the nature of the compensation for such insider.

H.            The Disbursing Agent

The Reorganized Debtors shall serve as disbursing agents, without bond, for purposes of making transfers and payments under this Plan, except with respect to distributions to be made by the Creditors’ Trusts, and the Litigation Trust, for which the Creditors’ Trust Trustees and the Litigation Trust Trustee, respectively, shall serve as the disbursing agents, without bond.

I.              Objections to Claims by the Reorganized Debtors

Except as otherwise provided in the Plan, the Reorganized Debtors shall have the right and standing to (i) object to and contest the allowance of any Disputed Claim, including any alleged Secured Claim, by means of objections to Claims, and (ii) compromise and settle such objections to Disputed Claims.  The Reorganized Debtors may litigate to Final Order objections to Disputed Claims.

No distribution shall be made pursuant to the Plan to a holder of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim by a Final Order.

All objections to Disputed Claims in any Class to be filed by the Reorganized Debtors may be filed with the Court and served upon the holders of such Claims at any time prior to the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Reorganized Debtors, or by order of the Court upon a motion filed by the Reorganized Debtors, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this section, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

48

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.            Executory Contracts and Unexpired Leases to be Assumed

All executory contracts and unexpired leases of the Debtors set forth in Exhibit “5” hereto shall be assumed pursuant to the provisions of sections 365 and 1123 of the Code.  Such assumed executory contracts and unexpired leases shall, as of the Effective Date, vest in the corresponding Reorganized Debtor.  The amounts to be paid by the Debtors to “cure” (for purposes of § 365(b) of the Code) any arrearages or defaults under the contracts and leases to be assumed under this section are specified in Exhibit “5.”  If no amount is specified for a particular contract or lease identified in Exhibit “5,” such amount shall be deemed to be zero dollars ($0).  The Debtors reserve the right to modify Exhibit “5” to remove any of the contracts or leases, thereby causing the rejection of such contract or lease pursuant to section VI.C of the Plan, by filing a written election not less than five (5) days prior to the Confirmation Hearing and serving such election on the parties to such contract or lease.  Any anti-assignment provision(s) in an executory contract or unexpired lease identified in Exhibit “5” that is inconsistent with sections 365(e) and (f) of the Code, shall be of no force and effect following the Effective Date.

B.            Cure Amounts

Amounts due under section 365(b)(1)(A) of the Code with respect to any executory contract or unexpired lease assumed pursuant to section VI.A hereof shall be paid by the Reorganized Debtors in full, in Cash, on the Effective Date (except for amounts due under any contracts and leases that were assumed by the Debtors prior to the Confirmation Date, which amounts shall be paid in accordance with the Court’s order(s) authorizing such assumption — any unpaid obligations to cure arrearages under such contracts or leases over time shall become obligations of the Reorganized Debtors if they have not otherwise been paid or assigned to a third party prior to the Effective Date); provided, however, that as to any disputed portion of such cure amounts, payment shall be made on or as soon as practicable after such disputed portion is resolved by Final Order.

49

C.            Rejection of All Other Executory Contracts

All executory contracts and unexpired leases of the Debtors other than those described in section VI.A hereof are rejected pursuant to the Plan and the Confirmation Order.

D.            Proofs of Claim With Respect to Rejection Damages

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class A-4 (for contracts and leases which pertain to CDSI), Class B-4 (for contracts and leases which pertain to CCG), or Class C-4 (for contracts and leases which pertain to CCS) and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VII

RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

A.            Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.            Executory Contract Proceedings.  To act with respect to proceedings regarding the assumption, assignment or rejection of any executory contract or unexpired lease of the Debtors pursuant to sections 365 and 1123 of the Code and Article VI of the Plan, and to determine the allowance and proper classification of any Claims arising from the resolution of any such proceedings;

C.            Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement;

50

D.            Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Reorganized Debtors, the Creditors’ Trusts, and the Litigation Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Creditors’ Trusts on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Creditors’ Trusts shall be served (with a 15-day period to object) on each of the members of the Committee (as constituted on the Confirmation Date) and the Office of the United States Trustee.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period, the Creditors’ Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Creditors’ Trusts is received within the 15-day period, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Creditors’ Trusts shall be paid from the assets of the applicable Creditors’ Trust after approval as specified above;

E.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to the CCG Recovery Rights or the Litigation Trust Claims, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Creditors’ Trusts, the Litigation Trust, or the Reorganized Debtors;

G.            Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

51

H.            Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the CCG Creditors’ Trust Agreement, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.              Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.             Final Decree.  To enter a final decree closing the Case.

ARTICLE VIII

DISCHARGE; RELEASE OF CLAIMS; MODIFICATION; MISCELLANEOUS

A.            Discharge.  The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors, including any interest accrued on Claims from the Petition Date.  Except as expressly provided in the Confirmation Order, as of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, the Debtors, the Estates, and the Reorganized Debtors shall be discharged from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan.  The discharge granted under the Plan and the injunction of section 524(a) of the Bankruptcy Code shall bar any act to enforce, collect, recover, recoup, or setoff any liability which arose prior to the Confirmation Date against the Related Debtors, their property, or their officers, directors, employees, owners, Professionals, agents, or representatives under any legal theory, including fiduciary duty, transferee or successor liability, or criminal liability.  The

52

Creditors’ Trusts and holders of any Claims against the Debtors that arose before the Confirmation Date shall not have any right to assert any claim or cause of action against the Reorganized Debtors except to enforce the terms and provisions of this Plan.

B.            Releases of Claims.  The treatment of the Claims of the NCFE Released Parties and the Bank under the Plan represents the product of extensive negotiations between the Debtors, the NCFE Released Parties, and the Bank and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims (which have been assigned to the Bank) as set forth in the Plan, the Debtors and the Estates hereby release the NCFE Released Parties, the TLC Debtors, and the Bank from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtors and/or the Estates ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and the Bank.

In exchange for the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, the NCFE Released Parties and the TLC Debtors release the Debtors, the Estates, and the Bank (collectively, the “Released Parties”) from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

53

C.            Modification.  The Debtors reserve the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

D.            Provisions Severable  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

E.             Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

F.             Taking Action.  After the Effective Date, to the extent the Plan requires an action by a Debtor, the action may be taken by the Reorganized Debtors on behalf of such Debtor.

G.            No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtors that has occurred during the Cases shall be subject to any stamp tax, transfer tax or similar tax, including any transfers to or from the Creditors’ Trusts, the Litigation Trust, and the Administrative Claims Fund.

H.            Termination of Committee.  The Committee shall be dissolved as of the Effective Date, and the members of the Committee shall be relieved of all of their responsibilities and duties in the Cases, and the Committee shall have no further participation in the Cases.

I.              Limitation of Liability.  Neither (a) the Debtors, nor any of its employees, officers, or directors employed as of the Effective Date, (b) the Committee, or its members acting solely in such capacity, or (c) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Cases, any possible disposition of the Debtors’ assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

54

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVENESS OF CCG PLAN AND CDSI PLAN

The Plan will not become effective with respect to CCG, and no distributions to holders of Allowed Claims against CCG will be made, unless and until a Final Order has been entered sustaining objections to all Claims of the NCFE Entities (except for the NCFE Released Parties) in their entirety; provided, however, that the Committee, in its absolute discretion, may waive this condition by filing a written election with the Court.

The Plan will not become effective with respect to CDSI, and no distributions to holders of Allowed Claims against CDSI will be made, unless and until the Med Plan becomes effective and: (1) CDSA receives 100% of the stock in CDSI pursuant to the Med Plan; and (2) the Bank receives stock and securities representing substantially all of the value of CDSA pursuant to the Med Plan.

ARTICLE X

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: March 26, 2004	CHARTWELL DIVERSIFIED SERVICES, INC.

	By:	/s/ Roy Serpa
	Its:	President

Dated: March 26, 2004	CHARTWELL CARE GIVERS, INC.

	By:	/s/ Roy Serpa
	Its:	President

Dated: March 26, 2004	CHARTWELL COMMUNITY SERVICES, INC.

	By:	/s/ Roy Serpa
	Its:	President

55

Duane Morris LLP
Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
(973) 424-2000

-and-

Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
(617) 289-9200

Attorneys for Chartwell Diversified Services, Inc.,
Chartwell Care Givers, Inc., and Chartwell
Community Services, Inc

56

Reorganized Chartwell

Condensed Consolidated Income Statement

(UNAUDITED $ in 000’s)

	Actual 12 months 12/31/03	Pre-Confirmation Projected 6 months 06/30/04
			Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5

Total Revenue	$94,708	$46,436	$23,084	$23,126	$22,843	$23,068	$92,120	$93,240	$94,376	$95,530	$96,700
Revenue growth			0.2%	0.4%	-0.8%	0.2%	-2.8%	1.2%	1.2%	1.2%	1.2%

Cost of Goods Sold	69,000	33,304	16,749	16,647	16,483	16,517	66,396	67,177	67,969	68,772	69,587

Gross Profit	25,708	13,133	6,335	6,479	6,360	6,551	25,724	26,063	26,407	26,757	27,113
Gross profit margin	27.1%	28.3%	27.4%	28.0%	27.8%	28.4%	27.9%	28.0%	28.0%	28.0%	28.0%

SG&A Operating Expenses	22,753	11,565	5,575	5,701	5,699	5,769	22,745	23,023	23,307	23,595	23,888
SG&A % sales	24.0%	24.9%	24.2%	24.7%	24.9%	25.0%	24.7%	24.7%	24.7%	24.7%	24.7%

EBITDA	2,955	1,567	759	778	661	782	2,980	3,040	3,101	3,163	3,226
EBITDA margin	3.12%	3.38%	3.29%	3.36%	2.90%	3.39%	3.23%	3.26%	3.29%	3.31%	3.34%

Depreciation and Amortization	1,825	460	229	229	229	229	915	915	915	915	915

Med Overhead Allocation	1,112	—	—	—	—	—	—	—	—	—	—

Earnings from Operations	17	1,107	531	549	433	553	2,065	2,125	2,186	2,248	2,311

Equity in Earnings of Joint Ventures	5,278	2,067	1,033	1,033	1,033	1,033	4,133	4,133	4,133	4,133	4,133

Interest Expense:
DIP Financing	957	414	—	—	—	—	—	—	—	—	—
CCG Committee	—	—	35	31	27	23	116	—	—	—	—
CCS/CDSI	—	—	9	8	7	6	30	—	—	—	—
PIBL Advance (terms to be determined)			—	—	—	—		—	—	—	—
Exit Financing	—	—	38	38	38	38	150	150	150	150	150
Total Interest Expense	957	414	82	77	71	66	295	150	150	150	150

Other (Income) Expense:
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Impairment charge	40,794
Other, net	58
Total Other (Income) Expense	40,932	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)

Pretax Income	(36,593)	2,763	1,484	1,508	1,397	1,522	5,911	6,116	6,177	6,239	6,302

Taxes (1)			594	603	559	609	2,364	2,446	2,471	2,495	2,521

Net Income	$(36,593)	$2,763	$890	$905	$838	$913	$3,546	$3,669	$3,706	$3,743	$3,781

(1) taxes are calculated at a flat effective rate of 40% and do not reflect the anticipated tax situation of the reorganized company which is subject to further review.

Reorganized Chartwell

Condensed Consolidated Balance Sheet

(UNAUDITED $ in 000’s)

	Actual	Projected	Reorganization	Projected	Projected Post-Confirmation
	12/31/03	06/30/04	Adjustments	06/30/04	Q1	Q2	Q3	Q4	Total	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5

Assets
Current assets
Cash and equivalents	$3,752	$51	$2,097	$2,148	$2,978	$1,675	$3,384	$2,185	$2,185	$5,024	$7,896	$10,802	$13,743
Accounts receivable, net	8,939	12,509		12,509	11,688	11,791	11,879	11,811	11,811	11,984	12,159	12,338	12,519
Inventory	913	897		897	897	947	947	947	947	961	975	990	1,004
Due from Med	8,338	11,272	(11,272)	—	—	—	—	—	—	—	—	—	—
Intracompany		(0)	0	—	—	—	—	—	—	—	—	—	—
Prepayments and other	3,114	3,090	(2,696)	394	394	394	394	394	394	394	394	394	394
Total current assets	25,055	27,819	(11,871)	15,948	15,958	14,807	16,605	15,338	15,338	18,363	21,424	24,523	27,660

Non-current assets
Propert and equipment, net	1,858	1,999		1,999	1,985	1,971	1,958	1,944	1,944	1,890	1,836	1,782	1,728
Unallocated excess of historical book value over Reorganization Value		—	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)
Intangible assets	49,389	49,389		49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
Other assets	899	740		740	740	740	740	740	740	740	740	740	740
Investment in affiliates	10,357	12,424		12,424	12,601	12,778	12,955	13,132	13,132	13,840	14,548	15,256	15,965
Total non-current assets	62,503	64,551	(32,604)	31,948	32,111	32,274	32,438	32,601	32,601	33,255	33,909	34,563	35,217
Total Assets	$87,558	$92,370	$(44,475)	$47,896	$48,069	$47,081	$49,042	$47,939	$47,939	$51,618	$55,333	$59,086	$62,877

Liabilities & Stockholders Equity
Current Liabilities
Accounts payable and accrued liabilities	7,304	9,867	—	9,867	9,501	7,966	9,451	9,321	9,321	9,338	9,355	9,372	9,389
Liabilities subject to compromise	10,778	10,669	(10,669)	—	—	—	—	—	—	—	—	—	—
Other current liabilities	10	53		53	53	53	53	53	53	53	53	53	53
Debtor-in-posession financing	2,566	2,100	(2,100)	—	—	—	—	—	—	—	—	—	—
CCG Committee Plan Note			2,350	2,350	2,071	1,788	1,501	—	—	—	—	—	—
CCS/CDSI Committee Plan Note			600	600	529	457	383	—	—	—	—	—	—
Total current liabilities	20,658	22,689	(9,819)	12,870	12,154	10,264	11,389	9,374	9,374	9,391	9,408	9,425	9,443

Long-term liabilities
Exit Financing			2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
PIBL Advance (debt service TBD)			5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Other long-term liabilities	12	32		32	32	32	32	32	32	32	32	32	32
Total long-term liabilities	12	32	7,500	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532
Total liabilities	20,670	22,721	(2,319)	20,402	19,686	17,796	18,921	16,906	16,906	16,923	16,940	16,957	16,975

Minority interest	423	419		419	417	416	414	412	412	404	397	389	382
Preferred stock		—		—					—
Stockholders equity		—		—	—	—	—	—	—	—	—	—	—
Common stock		—		—	—	—	—	—	—	—	—	—	—
APIC	94,016	94,016	(94,016)	—	—	—	—	—	—	—	—	—	—
Retained earnings	(27,550)	(24,785)	24,785	—	890	1,795	2,633	3,546	3,546	7,216	10,922	14,665	18,446
Reorganization Value			27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075
Total stockholders equity	66,465	69,231	(42,156)	27,075	27,965	28,870	29,708	30,621	30,621	34,291	37,997	41,740	45,521
Total liabilities and stockholders equity	$87,558	$92,371	$(44,475)	$47,896	$48,069	$47,081	$49,042	$47,939	$47,939	$51,618	$55,333	$59,086	$62,877

Reorganized Chartwell

Condensed Consolidated Statement of Cash Flows

(UNAUDITED $ in 000’s)

		Projected Pre-Confirmation 6 months 6/30/04
	Actual 12 months 12/31/03		Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5

Cash Flow From Operating Activities:
Net Income	$(36,593)	$2,763	$890	$905	$838	$913	$3,546	$3,669	$3,706	$3,743	$3,781
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Equity in earnings of joint ventures	(5,278)	(2,067)	(1,033)	(1,033)	(1,033)	(1,033)	(4,133)	(4,133)	(4,133)	(4,133)	(4,133)
Depreciation/Amortization	1,825	460	229	229	229	229	915	915	915	915	915
Loss on disposal of assets	618
Impairment charge	40,794
Change in operating assets and liabilities:							—
(Increase) decrease in accounts receivable	5,361	(3,570)	821	(103)	(88)	68	698	(173)	(175)	(178)	(181)
(Increase) decrease in inventory	148	16	—	(50)	—	—	(50)	(14)	(14)	(14)	(15)
(Increase) decrease in other current and non-current assets		184	—	—	—	—	—	—	—	—	—
(Increase) decrease in Due from Med	(5,676)	(2,934)
(Increase) decrease in other assets	(3,873)
Increase (decrease) in accounts payable and accrued liabilities	989	2,635	(366)	(1,535)	1,485	(130)	(546)	17	17	17	18
Increase (decrease) in liabilities subject to compromise		(109)	—	—	—	—	—	—	—	—	—
Increase/(decrease) in other liabilities	405		—	—	—	—	—	—	—	—	—
Total change in operating assets and liabilities	(2,646)	(3,779)	455	(1,688)	1,397	(62)	102	(170)	(173)	(176)	(179)
Total cash flow from operating activities	(1,200)	(2,626)	539	(1,590)	1,429	44	422	274	307	342	376
							—
							—
Cash Flow From Investing Activities:							—
Capital expenditure	(710)	(609)	(215)	(215)	(215)	(215)	(860)	(861)	(861)	(861)	(861)
Proceeds from the sale of NCOEs		—	—	—	—	—	—	—	—	—	—
Proceeds from the sale of operating assets		—		—	—	—	—	—	—	—	—
Distributions from NCOEs	5,960	—	856	856	856	856	3,425	3,425	3,425	3,425	3,425
Total cash flow from investing activities	5,250	(609)	641	641	641	641	2,565	2,565	2,565	2,565	2,565

Cash Flow From Financing Activities:
Repayment of liabilities subject to compromise:
CCG Note			(279)	(283)	(287)	(1,501)	(2,350)	—	—	—	—
CDSI/CCS Note			(71)	(72)	(73)	(383)	(600)	—	—	—	—
Exit Financing							—
PIBL Advance (debt service TBD)		(466)	—	—	—	—	—	—	—	—	—
Net repayments under factoring facility	(3,191)
DIP Financing	2,566		—	—	—	—	—	—	—	—	—
Total cash flow from financing activities	(625)	(466)	(350)	(355)	(360)	(1,885)	(2,950)	—	—	—	—

Net cash increase/(decrease)	3,425	(3,701)	830	(1,304)	1,710	(1,199)	37	2,838	2,872	2,906	2,941

Cash beginning	327	$3,752	$2,148	$2,978	$1,675	$3,384	$2,148	$2,185	$5,024	$7,896	$10,802
Cash end	$3,752	$51	$2,978	$1,675	$3,384	$2,185	$2,185	$5,024	$7,896	$10,802	$13,743

Supplemental information:
Interest expense	957	$414	$82	$77	$71	$66	$295	$150	$150	$150	$150

CHARTWELL DIVERSIFIED SERVICES, INC.
CHARTWELL COMMUNITY SERVICES, INC.
CHARTWELL CARE GIVERS, INC.
Assumptions and Notes to Feasibility Analysis
(references to $000s)

Introduction and Disclaimer:

Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG,” and together with CDSI and CCS, a “Debtor” or collectively, the “Debtors”) have prepared these historical and pro forma financial statements (the “Projections”) in accordance with §1129(a)(11) of the Code to demonstrate that confirmation of the Plan will not lead to the need for further financial reorganization of the Reorganized Debtors (i.e., the Plan is feasible.)  Terms used, but not otherwise defined, in these Assumptions and Notes shall have the meaning given to such terms in the Disclosure Statement and Plan.  References to dollars are in thousands.

The Projections represent the Debtors’ management’s estimates of future performance based on a number of estimates and assumptions that it believes are developed and reasonable, but are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors’ or their management.  The Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants.  The historical financial results were condensed to allow for comparison to the Projections and may not be presented in accordance with generally accepted accounting principals.

Accordingly, none of the Debtors or their management make any representation or warranty, or offer any assurance, that the Reorganized Debtors will realize the projected results.  The Reorganized Debtors’ actual results could vary materially and adversely from those set forth in the Projections.  The Debtors do not, in the ordinary course, publish or distribute their business plans or financial projections.  Accordingly, the Debtors disclaim any obligation to furnish updated business plans or financial projections to holders of allowed claims against or interests in the Debtors prior to, or after the Confirmation Date, or to otherwise make such information publicly available.

Basis of Presentation:

The Plan contemplates the reorganization of the Debtors, the sale of the assets of the TLC Debtors, Resource and Trestle, and the liquidation of the assets of Med.  Accordingly, except as otherwise indicated with respect to the calculation of projected cash balances on the Effective Date, the Projections include only the assets, liabilities, income and expenses of the Reorganized Debtors, Chartwell Home Therapies, L.P. (“CHT”) and Chartwell Management Company, Inc. (“CMC”).

The Projections assume that the Court confirms the Plan in accordance with its terms and that the Effective Date of the Plan is June 30, 2004.  The Projections include actual results for the 12 months ended December 31, 2003 and pro forma projected results for the six months ended June 30, 2004.  For purposes of comparison, the projected financial statements for the post-confirmation periods are prepared assuming a fiscal year ending June 30.

1

The Plan contemplates that CDS Acquisition Corp., a new entity in which Private Investment Bank Limited (“PIBL”) holds substantially all of the value, will receive 100% of the equity of CDSI.  Therefore, in accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants, CDSI will adopt fresh-start accounting.  Assets and liabilities of the reorganized Company will be recorded at their fair value upon completion of valuations and appraisals.  The excess of the fair value over the reorganization value will be allocated proportionately as a reduction of the tangible and identifiable intangible assets.  Because fair values have not been determined, reorganization value has not been allocated to individual assets and liabilities and the accompanying pro-forma projected balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

Balance Sheet Assumptions:

Balance sheet assumptions are discussed below.  These include pro-forma reorganization adjustments necessary to record the effects of the Plan, including cash disbursement, debt exchange and debt cancellation.  Except where otherwise noted, the balance sheet items for the projected periods presented remain consistent with the balance sheet as of December 31, 2003.   Other changes to assets liabilities during the pre-confirmation six month period ended June 30, 2004 and for each of the quarters in Plan Year 1 have been projected by management considering the timing of payments, receipts, revenues and expenses.  No such changes were assumed for projected Plan Years 2 through 5.

1.               Cash

The opening cash balance on the Effective Date will be equal to the sum of (A) (i) opening cash on the Effective Date, (ii) proceeds from the Resource and Trestle sales, (iii) cash on hand at Resource, including distributions from reserves at Sun Capital, (iv) distributions from an escrow account at Sun Capital pursuant to the settlement with NCFE, (v) draws against the exit financing and (vi) advances from PIBL less (B) all payments required to be made on the Effective date as summarized in the table below:

[remainder of page intentionally left blank]

2

Consolidated Reorganized Chartwell

Sources and Uses of Cash

Beginning Cash on debtors balance sheet at effective date		$51

Exit Financing and PIBL advance		7,500

Residual Value of Administrative Claims Fund:
Proceeds of Resource sale	$5,000
Resource cash on hand	346
Resource administrative (non-professional) claims (1)	(509)
Total Resource	4,837
Net proceeds of Trestle sale	1059
Professional fees - Trestle	(34)
Total Trestle	1,025
NCFE settlement- distribution from escrow account	400
Professional fees and reimbursements	(2,500)
Statutory fees to US Trustee	(10)
Med administrative expenses and wind-down costs	(500)
Total Residual Value of Administrative Claims Fund	$3,252	3,252

Settlement amount paid to Trestle unsecured creditors		(175)
Settlement amount paid to Resource unsecured creditors		(930)
Settlement amount paid to Med creditors		(5,250)
Settlement amount paid to convenience class creditors		(100)
Cure payments		(100)
DIP financing payoff		(2,100)

Ending Cash at effective date		$2,148

(1)         Resource and Trestle claims are based on the amounts due as of January 31, 2004 as reflected in their respective Monthly Operating Reports filed with the US Trustee.

Changes to cash for all projection periods presented are based upon the projected net income and changes to the remaining balance sheet items as discussed below.

2.               Due from Med

The intercompany balance representing the accumulated fundings of Med is eliminated at the Effective date.  For the year ending 2003 and the projected pre-confirmation 6 month period ended June 30 2004, CDSI fundings of Med (primarily relating to the costs of its corporate office in Andover, MA and professional fees) amounted to $5,676 and $2,934, respectively.

3.               Other current assets

Pursuant to a Proceeds Distribution Agreement between PIBL and CHT, a portion of distributions received from joint ventures of CHT were paid to PIBL and were to be applied to fees and expenses and to interest and principle outstanding on PIBL debt owed by Med and its subsidiaries.  The PIBL portion of the distributions was recorded in other current assets at June 30, 2004.  An adjustment eliminates this balance at the Effective date.

3

The Proceeds Distribution Agreement further provided that the portion of distributions retained by CHT under the Proceeds Distribution Agreement may be loaned to CDSI.  Such loans are recorded in the “Intracompany” account between CHT and CDSI, which eliminates in consolidation.  The portion of the proceeds not loaned by CHT to CDSI is included in consolidated cash.  Therefore, no adjustments are necessary to reflect the CHT portion of distributions under the Proceeds Distribution Agreement.

4.               Property and equipment

Changes in property and equipment balances are based on projected depreciation and capital expenditures.

5.               Intangible assets

No amortization of identifiable intangibles was assumed for any of the projection periods.  It is expected that the allocation of the excess of total reorganization value over the fair value of assets and liabilities at the Effective date, will primarily reduce the carrying value of Intangible assets.

6.               Investment in affiliates

Investments in joint ventures where ownership interests equal 50% or less are accounted for by the equity method.  Each joint venture is assumed to distribute 75% of their Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for each projected pro-forma period beginning with the 1st quarter of Plan Year 1.  For the pre-confirmation projected 6 month period ended June 30, 2003, distributions were assumed to be zero.  Actual distributions in January and February 2004 of $215 (of which $97.5 was retained by PIBL under the Proceeds Distribution Agreement) were not considered in the Projections.

7.               Unallocated excess of historical book value over Reorganization Value

Because reorganization value has not been allocated to the fair value of individual assets and liabilities pending completion of valuations and appraisals, the accompanying pro-forma balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

8.               Liabilities subject to compromise

Liabilities subject to compromise in excess of amounts payable at the Effective date and through issuance of Plan notes are eliminated.

9.               Debtor-in-possession financing

Debtor in possession financing is paid off at the Effective date.

10.         Plan notes

The Plan contemplates that Reorganized CDSI will issue to the Liquidating Trusts of CDSI, CCS and CCG promissory notes in settlement with their respective unsecured creditors.  Quarterly payments of principle and interest are based on 2-year amortization and an annual interest rate of 6%.  The balance due under the notes is payable in a lump sum on June 30, 2005.

4

Debt service on PIBL claims is not shown; all payments are subordinate to payment in full of Plan notes.

11.         Exit Financing

Exit Financing is assumed to be comprised of a working capital line of credit with availability based upon eligible accounts receivable.  The amount borrowed at the Effective date is assumed to remain outstanding throughout the post-confirmation projection period.  Interest at an annual rate of 6% is payable quarterly.

12.         PIL Advance

It is assumed that PIBL will advance an amount at the Effective date towards the working capital requirements of Reorganized CDSI.  Debt service is to be determined.  For purposes of the projections, the advance is assumed to be non-interest bearing and remain outstanding throughout the projection period.

13.         Retained earnings and Paid-in-Capital

The stock of CDSI is assumed cancelled at the Effective date and new shares will be issued to CDS Acquisition, an entity in which PIBL owns substantially all of the value.  Historical retained earnings and paid-in-capital are eliminated.

14.         Reorganzation Value

The estimated reorganization value was derived from the discounted cash flows of the reorganized debtors over the 5-year projection period, plus a terminal value based upon a multiple of operating income, plus beginning cash and less beginning debt.  The estimated reorganization value is subject to change pending completion of valuation and appraisal research.

Operating Assumptions:

Taxes

Taxes are calculated at an assumed effective rate of 40% for each of the projected post-confirmation periods presented and do not reflect the anticipated tax situation of the reorganized company, which is subject to further review.  Taxes are assumed to be paid in the period in which they are provided.

Med

Med’s operations are funded by CDSI as discussed under the Balance sheet assumptions for “Due from Med.”   However, these costs are not reflected in the income statement of CDSI.  For the year ended December 31, 2003, Med’s corporate office incurred $4,653 in general and administrative expenses and $3,244 in reorganization costs.  The costs to fund Med’s reorganization and its corporate overhead were projected at $1,538 and $1,921, respectively for the pre-confirmation projected 6 month period ended June 30, 2004.  Additionally, as noted in the Balance sheet assumptions for Cash, reorganization adjustments reduce opening cash for projected unpaid professional fees by $2,500 and for unpaid administrative costs and wind-down costs for the Andover office by $500.

5

CHT

CHT has interests in eight joint ventures with various healthcare providers.  CHT consolidates its one 80% owned joint venture.   CHT accounts for its ownership interest in one joint venture with 45% interest and six joint ventures with 50% interest by the equity method.  The pro forma projected financial statements assume that the projected earnings of the joint ventures for each year (or pro-rata for each quarter) presented are equal to their actual earnings for the 12 month period ended December 31, 2003, normalized to exclude various nonrecurring items.  Items in 2003 excluded from the projection include $761 reversal of bad debts due to collections of old accounts receivable, $361 reversal of reserves relating to non-governmental reimbursement, $852 in 2003 earnings relating to extraordinary revenue, and $135 loss on a capitation contract.

CMC

The CMC results of operations for all projection years (or pro-rata for all quarters) presented are equal to management’s budget for the year ended December 31, 2004. Compared to actual revenues and expenses for December 31, 2003 the budgeted differences are not material to the consolidated projected results.

CCS

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 1% was applied to total revenues, cost of sales and selling, general and administrative expenses.

The driver for budgeted revenues and cost of sales is attendant hours.  A 5% reduction in authorized hours per patient for CCS’ major program was budgeted effective September 2004 in anticipation of program funding reductions by the state of Texas.   Revenue rates are fixed by the state.  A 1.1% reduction in rate for CCS’ major program is budgeted effective September 2004.

Under a Wage Enhancement Program by the state, attendant salaries were required to meet certain minimum levels.  Those requirements are being relaxed so that attendant wages can be based on what is demanded by local market conditions.  An attendant wage reduction was effected in December 2003 and an additional reduction is budgeted for March 2004.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.   The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.

CCG

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  Selling, general and administrative expense for Plan Year 1 is based upon actual expense for the 12 months ended December 31, 2003 adjusted to reflect anticipated cost savings and a reduction in bad debt expense.  For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total revenues, cost of sales and selling, general and administrative expenses.

CCG is a sales-driven business.  Budgeted growth and therapy mix drive revenues and cost of sales.  The gross profit level of various therapies is based upon various factors such as payor

6

contract pricing, spread between AWP and acquisition cost of drugs, bundling of charges, etc.  The budget derives a weighted average gross profit rate based on actual mix for the year ended December 31, 2003 adjusted for specific changes anticipated.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.   The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.

CDSI Overhead

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total selling, general and administrative expenses.

The CDSI corporate office provides operations support in the areas of accounting, accounts payable, treasury, payroll, human resources, reimbursement, compliance, and information technology.  Management considered personnel currently in these roles and any required to transition from the Med Andover office post-confirmation.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.   The timing of salary increases was based upon the employees’ review dates.  Other general and administrative expenses were budgeted according to historical trends.   It is assumed that CDSI will be privately held.  As a result, global fees such as legal, accounting, etc. are projected for a private company.

Additional costs representing fees and expenses for corporate oversight and strategic direction provided by Chrysalis Management Group are included for each post-confirmation projection period at an annual rate of $550.

7